                                                                     EXHIBIT 2.1

                    REAL ESTATE PURCHASE AND SALE AGREEMENT
                    ---------------------------------------


     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (as hereinafter defined) by and between Glendale Centre, LLC, an Indiana limited liability company, and/or its successors or assigns (hereinafter referred to as "Purchaser"), and Indianapolis Mall Associates, an Indiana general partnership, and/or its successors or assigns (hereinafter referred to as "Seller"), and WITNESSES:

     WHEREAS, Seller is the owner of certain parcels of real property (the "Land") located generally in the southeast quadrant of Keystone Avenue and 62nd Street, Indianapolis, Indiana, being more particularly described and/or depicted on Exhibit "A" attached hereto and made a part hereof by reference hereto, and is the owner of certain improvements, structures and fixtures located on the Land which is commonly known as the Glendale Mall and/or Glendale Shopping Center, and is the owner of certain furnishings, fixtures, equipment, tangible personal property and intangible property either contained therein or used in connection therewith; and

     WHEREAS, Purchaser is desirous of purchasing such real property and personal property subject to the conditions and agreements hereinafter set forth, and Seller is agreeable to such sale and to such conditions and agreements.

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, it is hereby agreed as follows:

                                      I.
                                      --
                               SALE AND PURCHASE
                               -----------------

     1.1. In consideration of the Purchase Price (as hereinafter defined) and upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser and Purchaser shall purchase from Seller:

          1.1.1. The Land, together with all rights, tenements, hereditaments and appurtenances pertaining to such real estate, including, without limitation, any and all rights of Seller in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such real property to the center line thereof to the extent included in the legal description of the Land, but subject to public rights-of-way and easements; any strips and gores of land adjacent to, abutting or used in connection with such real property; any easements and rights, if any, inuring to the benefit of such real property or to Seller in connection therewith; and any and all rights in and to any leases, licenses or other assets of any type or nature pertaining to such real property. Notwithstanding the legal descriptions attached hereto in Exhibit "A", the Land shall be deemed to include all real property in which Seller holds title or an interest comprising or benefitting the commercial shopping center business identified above, and the legal description of the Land shall be reformed, if required, upon completion of the Survey as provided in Section 5.1.2 hereof to include all such real property.

          1.1.2. All improvements, structures and fixtures owned by Seller and placed, constructed or installed on the Land, (the "Improvements");

          1.1.3. All equipment, furnishings, materials, inventory, supplies and other tangible personal property (the "Personal Property") owned by Seller and placed, installed on or used in or about the Land or Improvements and used as part of or in connection therewith, including, without limitation to the extent in Seller's possession, all leases or other occupancy agreements, keys, leasing materials, records relating to leases (to the extent available), security deposits, prepaid rentals and service contracts, maintenance agreements, bonds, warranties, guaranties and telephone exchange numbers (to the extent such items are transferable and Purchaser elects to assume the same) relating to the Improvements; and

          1.1.4. All intangible property (the "Intangible Property") now or hereafter owned by or held by Seller in connection with the Land, Improvements or Personal Property or the commercial shopping center business now conducted thereon and the right to the use thereof, including, but not limited to, the right to the use of the trade names of "Glendale Mall" and/or "Glendale Shopping Center" and the goodwill relating thereto.

     1.2. The Land, Improvements, Personal Property and Intangible Property shall be referred to collectively herein as the "Property" or the "Project."

                                      II.
                                      ---
                       PURCHASE PRICE AND EARNEST MONEY
                       --------------------------------

     2.1. The purchase price for the Property is Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) (the "Purchase Price") which shall be payable in the manner set forth in Article III below.

     2.2. Earnest Money (herein so called) in the amount of Five Hundred Thousand Dollars ($500,000.00) by letter of credit, in form approved by Seller prior to the Effective Date, or by wire transfer, shall be deposited in escrow with Chicago Title Insurance Company (the "Title Company") within five (5) days of the Effective Date of this Agreement. All of the Earnest Money shall be applied at Closing in the manner provided in Article III below. All Ernest Money deposited in good funds pursuant hereto shall be placed in an interest-bearing account, pursuant to the instructions of Purchaser, with all interest accruing thereon being for the account of, and payable to, Purchaser in all events, and Purchaser may withdraw such interest at any time, and from time to time, as it may elect.

                                     III.
                                     ----
                           PAYMENT OF PURCHASE PRICE
                           -------------------------

     3.1. The Purchase Price shall be payable in cash, by wire transfer, cashier's or certified check or other funds acceptable to the Title Company for immediate disbursement at Closing and shall be paid by Purchaser for receipt by Seller no later than 2:00 p.m. Chicago time on the Closing Date.

     3.2. All of the cash Earnest Money shall be applied at Closing to the cash due on such date in accordance with Section 3.1 or if the Earnest Money consists of a letter of credit, the letter of credit shall be returned to Purchaser.

                                       IV.
                                    CLOSING
                                    -------


     4.1. The closing of the transaction contemplated herein shall be held on the date fifteen (15) days after the end of the Review Period or such earlier date as may be designated by Purchaser and agreed to by Seller (the "Closing Date" or the "Closing"). The Closing shall be held at the offices of the Title Company, or at such other location as may be acceptable to both parties. The procedure to be followed by the parties in connection with the Closing shall be as follows:

          4.1.1. At the Closing the Seller shall cause to be delivered to the Title Company (sometimes herein referred to as the "Escrow Agent") or to Purchaser, as applicable, the items, documents and instruments specified herein in form reasonably acceptable to Purchaser (with the forms of the Deed, Assignment of Leases, Bill of Sale, Tenant Notice Letter and evidence provided for in 4.1.1.5 below being agreed upon prior to the expiration of the Review Period), each being duly executed and acknowledged, and in recordable form, where required:

               4.1.1.1. A special warranty deed (the "Deed") dated as of the Closing Date, conveying good merchantable and insurable fee simple title to the Property, free from all liens, encumbrances, restrictions, claims, rights-of-way and other matters, excepting only the Permitted Exceptions (hereinafter defined) in favor of Purchaser or its assignee.

               4.1.1.2. An assignment of leases dated as of the Closing Date in favor of Purchaser or its assignee assigning all tenant, commercial and other leases (the "Assignment of Leases"), security deposits and prepaid rents, possessory rights and interests covering all or any part of the Land, Improvements or Personal Property.

               4.1.1.3. A blanket conveyance, bill of sale and assignment without warranty other than a limited warranty as to title (the "Bill of Sale"), conveying and assigning to Purchaser all Personal Property in an "as is, where is" condition (which shall include, but not be limited to, all Personal Property indicated in any inventory delivered to Purchaser in accordance with Section 5.1.4 hereof), and all Intangible Property, including all names, designs, trademarks and logos, and assigning to Purchaser such service contracts, maintenance agreements and other contracts and agreements as are disclosed in writing during the Review Period to Purchaser and are not required by Purchaser during the Review Period to be terminated at Closing, and such other agreements to be assumed by Purchaser at its sole election which may be in force with regard to the Property.

               4.1.1.4. A rent roll (the "Rent Roll Certificate") for the Project, and an aging statement (the "Aging Statement Certificate"), and a detailed operating expense statement for the current operating year through the Closing Date and a list of the reimbursements from tenants for the same year, each certified by Seller to be true and correct as of the Closing Date to the best of its knowledge and belief.

               4.1.1.5. Evidence reasonably acceptable to Purchaser and Title Company, authorizing the consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller, including the authority of Seller to execute and deliver such closing documents, and the valid execution of such closing documents on behalf of Seller.

               4.1.1.6. All keys to all locks on the Property in the possession of Seller and all documents in the possession of Seller pertaining to general maintenance records, the last two (2) years' accounting records of the Property, including, but not limited to, all original leases, applications and credit reports relating to each such tenant in each case unless already delivered prior thereto.

               4.1.1.7. To the extent in Seller's possession or control, all necessary permits issued by appropriate governmental authorities and utility companies when the Improvements were completed, including, without limitation, copies of the applicable certificates of occupancy, zoning and site plan approvals in each case unless already delivered prior thereto.

               4.1.1.8. To the extent in Seller's possession or control, all plans, specifications, mechanical, electrical and plumbing layouts, operating manuals, warranties and guaranties, leasing information and the like in the possession of Seller and utilized in connection with the operation of the Property in each case unless already delivered prior thereto.

               4.1.1.9. Current real estate tax statements and, to the extent in Seller's possession or control, tax certificates for previous years, together with all information and records and a limited assignment of any pending tax appeal proceeds allocable to (i) periods after closing and (ii) periods prior to closing to the extent such proceeds are reimbursable to tenants, in each case, consistent with Section 9.1.

               4.1.1.10. Such documents as may be reasonably required to withdraw Seller's right to use the trade name of the Property or to assign such rights to Purchaser.

               4.1.1.11. Executed copies of a notice to tenants relating to the assignment of the Leases to Purchaser and a general direction relating to the payment of rent and transfer of security deposits under the Leases. Such notice may be a joint notice from Purchaser and Seller (the "Tenant Notice Letter"), if Purchaser so elects.

               4.1.1.12. Written termination agreements, terminating as of the Closing Date, at no cost to Seller or Purchaser (except as set forth below), all management, leasing, brokerage and other contracts and agreements between Seller and third parties not accepted by Purchaser (prior to expiration of the

          Review Period) and assigned to Purchaser; provided, however, that Purchaser shall be responsible for all sums due under such contracts between the Closing Date and the date such terminations take effect.

               4.1.1.13. Such other documents, affidavits, instruments as reasonably requested by Purchaser or Escrow Agent to effect the sale as herein intended and the Issuance of the Owner's Title Policy, including a closing settlement statement (the "Closing Statement"), making such prorations and adjustments as required under this Agreement.

          4.1.2. At the Closing, the Purchaser, or its assignee, shall cause to be delivered to the Title Company (i) funds payable to the Title Company representing the cash payment due in accordance with Article III hereof, less the cash Earnest Money already deposited and plus or minus prorations under the Closing Statement (consistent with this Agreement), (i) evidence reasonably acceptable to Seller and Title Company, authorizing the consummation by Purchaser of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser, including the authority of Purchaser to execute and deliver such closing documents, and the valid execution of such closing documents on behalf of Purchaser, and (iii) executed counterparts of the Assignment of Leases and Bill of Sale whereby Purchaser accepts and assumes all obligations and liabilities of Seller from and after the date of Closing with respect to all leases, service contracts, maintenance agreements and other contracts and agreements specified on exhibits to such agreement. Purchaser shall indemnify and hold Seller harmless from any and all liens, claims and causes of action filed or asserted against Seller arising from or related to any actions or events under such leases, contracts or agreements accepted and assumed by Purchaser relating to periods from and after the date of Closing, including but not limited to reasonable attorneys' fees as may be required.

     4.2. Upon the completion of the deliveries specified in Section 4.1 above, the Escrow Agent shall be authorized to simultaneously cause the appropriate closing documents to be immediately recorded in the appropriate records of Marion County, and shall deliver the balance of the proceeds from the sale in accordance with the Closing Statement.

     4.3. As a condition precedent to Closing, Purchaser shall receive from the Title Company a Standard Owner's Policy of Title Insurance (1992 ALTA Form B) (the "Owner's Title Policy") dated as of the Closing date, (which may include a Title Binder suitably "marked" and signed by a Title Company officer) in the full amount of the Purchase Price, wherein the Title Company shall insure that fee simple title to the Project is vested in Purchaser, containing no exceptions to such title other than the Permitted Exceptions (hereinafter defined), with the survey exception and other standard printed exceptions deleted and with such endorsements as Purchaser may reasonably request prior to expiration of the Review Period. Any exception for parties in possession of the Property shall be limited to rights of tenants in possession, as tenants only.

     4.4. Purchaser shall pay the cost of the Commitment and Owner's Title Policy provided for above up to forty cents ($.40) per one thousand dollars ($1000) of coverage as well as all costs incurred by Purchaser in connection with Purchaser's due diligence investigation of the Property, and Seller shall pay any title insurance costs in excess of those paid by Purchaser as well as all recording costs, documentary/deed stamps, transfer fees or intangible tax on the conveyance, if any, and, except as otherwise provided herein, all other escrow and closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in Indiana, on the date of Closing; provided, however, each party shall pay its own attorneys' fees. All escrow and survey costs are to be shared equally by Seller and Purchaser.

                                      V.
                                      --
                          REQUIREMENTS AND CONDITIONS
                          ---------------------------

     5.1. Upon execution of this Agreement, Purchaser and/or Seller, as the case may be, shall perform the following within the time stated, each of which shall be a condition precedent to Closing unless waived by the party benefitting therefrom:

          5.1.1. Within twenty (20) days after the date hereof, Seller shall cause to be delivered to Purchaser a current commitment for title insurance (the "Commitment"), issued by the Title Company and committing to issue to Purchaser the Owner's Title Policy showing Seller's title to the Property to be good and indefeasible, together with true, correct and legible copies of all items and documents referred to therein or constituting exceptions thereunder. Purchaser shall have until the end of the Review Period to examine the condition of title and approve or disapprove the same, as well as to determine the availability of such endorsements as Purchaser may require in its discretion. Only (i) those items relating to the title to the Property or the Commitment waived by Purchaser as a result of the objection and cure provisions set forth in this Section 5.1.1 or those matters waived pursuant to Section 5.1.2 relating to the Survey (as hereinafter defined), (ii) taxes for the year of Closing not yet due and payable, and for subsequent years and (iii) all building or zoning ordinances affecting the Property, shall be referred to as the "Permitted Exceptions". In the event that Purchaser disapproves of all or any item referred to in the Commitment, or is unable to obtain any endorsement, Seller shall have a period of fifteen (15) days after notice of such disapproval within which to cure or remove such exceptions or obtain such endorsement (such endorsements being Purchaser's expense). In the event Seller fails or refuses to cure all of such items within such fifteen (15) day cure period or obtain such endorsement,

Purchaser shall have the eight to terminate this Agreement, whereupon the Title Company is hereby authorized to, and shall upon request of Purchaser, return to Purchaser all Earnest Money that has been theretofore paid or deposited by Purchaser to it under or in connection with this Agreement, and the parties hereto shall be released from all obligations hereunder. In the alternative, at the request of Purchaser, Seller shall deliver the title to the Property in its existing condition and Purchaser shall, by acceptance of such title, waive any objections to such title which have not been cured except as to warranties contained in the documents of conveyance. If any additional exceptions to title arise between the date of the Commitment or the Survey and the Closing, Purchaser shall have five (5) business days after its receipt of written notice of same and applicable revisions to the Commitment and Survey within which to notify Seller of any such exceptions to title to which Purchaser objects. Any such exceptions to title not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any such exceptions to title, Seller shall have until Closing (but in any event at least ten (10) days after it receives notice of Purchaser's objection(s), and if such 10-day period extends beyond Closing, then the date for Closing shall be extended accordingly) to remove or insure over such exceptions to title by waiver or endorsement by the Title Insurer. If Seller fails to remove or insure over any such exceptions to title as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money, except as to exceptions caused by the acts of Seller, as to which Seller shall be obligated to remove or Insure over such exceptions at its expense prior to the Closing Date, which obligation is specially enforceable hereunder and the date for Closing shall be extended accordingly. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such exceptions to title not otherwise removed or insured over (in which event, all such exceptions to title shall be deemed "Permitted Exceptions").

     5.1.2. Within five (5) days after the date hereof, Seller, at Seller's sole cost and expense, shall cause to be furnished to Purchaser, to the extent in Seller's possession or control, a true and complete copy of Seller's surveys of the Property. Within twenty (20) days after the date hereof, Seller, at its sole cost and expense shall cause to be furnished to Purchaser a survey (the "Survey") of the Property prepared by a duly licensed land surveyor acceptable to the Title Company and Purchaser. The Survey shall be dated and certified not earlier than the date of this Agreement, shall show the location of the Property, the Improvements, building and set-back lines, fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, watercourses, easements, roads, rights-of-way, encroachments and such other exceptions located on the Property as may be described in the Commitment, and shall contain a legal description of the boundaries of the Property metes and bounds which shall also include a reference to the recorded plat, if any. The Survey and certificate shall be completed in accordance with the Minimum Standard Detail Requirements for an ALTA/ACSM Land Title Survey
(1992), pursuant to the accuracy requirements of a Class A Urban Survey, including optional Table A requirements 1-4, 6-11 and 13). Purchaser shall have until the expiration of the Review Period to approve or disapprove the Survey. In the event that Purchaser disapproves of all or any item referred to in the Survey, Seller shall have a period of fifteen (15) days after notice of objection thereto within which to cure or remove such items. In the event the Seller falls or refuses to cure all of such items within such fifteen (15) day cure period, Purchaser shall have the right to terminate this Agreement, whereupon the Title Company is hereby authorized to, and shall upon request of Purchaser, return to Purchaser all Earnest Money that has been theretofore paid or deposited by Purchaser to it under or in connection with this Agreement, and the parties hereto shall be released from all obligations hereunder. In the alternative, Purchaser may waive any objections to such Survey. At Closing, Purchaser shall reimburse Seller one-half (1/2) of the cost of the Survey.

     5.1.3. Attached hereto as Exhibit "D" is a rent roll ("Rent Roll") or the Project certified by Seller as of the date hereof to be true and correct to the best of its knowledge and belief.

     5.1.4. On or before ten (10) days after the date hereof, Seller shall, to the extent that such items are in Seller's possession or control, deliver or otherwise make available to Purchaser for inspection and copying at the Property or Seller's offices (excepting leases and service contracts, as to which copies shall be delivered to Purchaser within such ten (10) day period), the following (provided, however, that Seller shall in no way be obligated to prepare any new reports in order to supply such information, Seller's obligations hereunder being limited to such materials as are currently in Seller's possession or control):

          5.1.4.1. A true, correct and complete copy of any and all contracts, agreements, records, leases, service contracts, construction contracts, bonds, warranties, guarantees, and employment agreements along with copies of all building permits and certificates of occupancy relating to or affecting the Property. Additionally, all correspondence with any tenant(s) which may have a material impact on such tenant's lease or may pertain to such tenant's occupancy and/or rental payments and aging statements for all tenants covering the past two (2) years of rental payments.

          5.1.4.2. An inventory by the management company of the Personal Property and fixtures or if such inventory does not exist, Seller shall use reasonably diligent efforts to assure the management company's cooperation so that Purchaser can obtain such information.

          5.1.4.3. A true, correct, and complete copy of any notices of any currently outstanding violations concerning zoning, buildings, health, fire, safety or other law, ordinance, order or regulation or the certificate or certificates of occupancy issued for the Property.

          5.1.4.4. A true, correct and complete copy of any information concerning locator and brokerage expenses incurred in connection with leasing the Project and advertising expenses incurred in connection with the Project for the past two (2) years.

          5.1.4.5. To the extent such records are already kept or compiled by Seller, detailed breakdown by tenant of all common area maintenance contributions, insurance refunds, tax contributions, ground lease payments, base rent, percentage rent and any other income or refunds for years 1995, 1996 and 1997 (as it becomes available).

              5.1.4.6. Operating statements for the Project for the past two (2) fiscal years.

              5.1.4.7. To the extent such records are already kept or compiled by or on behalf of Seller, a breakdown by tenant for annual sales volume for the past two (2) calendar years, and a summary for prior years if available to Seller.

              5.1.4.8. A copy of real estate tax statements and receipts for the preceding two (2) years and the name and telephone number of the contact person who can and will, at Purchaser's expense, provide complete files for any contests or appeals of such taxes.

              5.1.4.9. Complete architectural drawings and plans and specifications (the "Plans and Specifications") will be made available to Purchaser on site, engineering studies, surveys, soils tests, environmental studies, permits and other reasonable documents such as are in Seller's possession or control for the Improvements constructed on the Land.

         5.1.5. Purchaser shall have until the end of the Review Period to examine the items provided Purchaser under Sections 5.1.3 and 5.1.4. In the event that any of such items are unsatisfactory to Purchaser for any reason in Purchaser's sole discretion, Purchaser may terminate this Agreement by written notice to Seller on or before the expiration of such Review Period. In such event, the Title Company is hereby authorized to, and shall upon request of Purchaser, return to Purchaser all Earnest Money, if any, that has been previously paid or deposited by Purchaser to it under or in connection with this Agreement, and thereupon neither party shall have any further obligation hereunder, except as in this Agreement specifically set forth. If Seller shall fail to deliver or make available for inspection any items in Seller's possession or control, as required, Purchaser shall have the right to terminate this Agreement prior to the expiration of the Review Period, and receive an immediate refund of all Earnest Money previously deposited.

     5.2. Not less than ten (10) days prior to Closing, Seller shall furnish to Purchaser for its review on the approved forms (as provided in Section 4.1) copies of the proposed Deed, Assignment of Leases, Bill of Sale, Rent Roll Certificate, authorizing resolutions, Tenant Notice Letter, Closing Statement, all documents reasonably necessary to satisfy the requirements of the Title Company and such other documents and instruments reasonably necessary to close the transaction as herein intended (collectively the "Closing Documents").

     5.3. Should the procedures for objection and cure of title and survey matters, as set forth at Sections 5.1.1 and 5.1.2, extend beyond the date established as the Closing Date under Section 4.1, the Closing Date, shall be extended to ten (10) days beyond the last day either party was to act pursuant to such objection and cure provisions.

     5.4. As a condition to Closing, Purchaser shall receive executed and completed tenant estoppel certificates from the Major Tenants (defined below) and from Tenants comprising 50% of the remaining retail space leased as of the Effective Date, such certificates to be addressed to Purchaser and its assigns and intended mortgagees, if any, and dated not more than forty-five (45) days prior to the Closing and in the form (a) attached hereto as Exhibit "B" or (b) that prescribed by the Lease of such Tenant. Seller shall prepare each estoppel certificate and forward the same to Purchaser for review, and Purchaser shall have five (5) business days following its receipt of each such estoppel to approve the same or notify Seller of any required changes thereto before Seller shall be obligated to submit the same to tenants. Notwithstanding the foregoing, Seller may choose at its option to satisfy this estoppel certificate requirement for tenants, other than L.S. Ayres and Lazarus (the "Major Tenants"), occupying not more than fifty percent (50%) of the retail space leased to tenants other than the Major Tenants, by furnishing Purchaser a landlord certificate for such tenants in the form attached as Exhibit "F". Seller's liability under any such landlord certificate shall terminate upon the earlier of (a) one year after the Closing Date, unless Purchaser has previously given Seller notice of a claim related thereto, and (b) the date Purchaser subsequently obtains a satisfactory estoppel certificate from such tenant in the form prescribed hereby. In the event that Purchaser shall not receive prior to the Closing Date, such tenant estoppel certificates or substitute landlord certificates, or in the event that any certificate received (other than certificates in excess of those required hereunder) shall be completed in such a manner or with such exceptions or modifications so as to be a material change, Purchaser shall have the right to terminate this Agreement on or before the Review Period and, upon such termination, all Earnest Money, if any, shall be refunded to Purchaser and thereafter the parties shall have no further liabilities, duties or obligations hereunder.

     5.5. Until one hundred and twenty (120) days after the Effective Date (the "Review Period") Purchaser shall have the right to have performed any and all inspections or studies of the Property which Purchaser may desire, including but not limited to a physical and mechanical inspection of the Property, a feasibility study of the Property, such environmental audits, reports and tests as Purchaser or its agents and consultants may request, and an inspection of all books, records and financial information pertaining thereto; provided, however, that all information derived from such studies and inspections shall be used only for the purposes intended herein and Purchaser shall use good faith efforts to maintain the confidentiality of such information subject to providing same to Purchaser's proposed lenders, agents, and other third-parties consistent with purposes as may be required in the furtherance of this Agreement, and if the Purchaser subsequently elects to terminate this Agreement, the Purchaser shall return to Seller all information received from Seller with regard to the Project. If Purchaser shall find such inspections or studies to be unsatisfactory, for any reason, or if Purchaser otherwise determines that the Property is not suitable for its intended use, for any reason whatsoever, in Purchaser's sole discretion, Purchaser shall have the right, at its option, to terminate this Agreement within said Review Period and, upon such termination, all Earnest Money previously deposited shall be immediately refunded to Purchaser and the parties hereto shall have no further liabilities one to the other, except as herein specifically set forth. By Purchaser, or its authorized agent or representative, delivering a statement (the "Termination Statement") to Seller on or before the expiration of the Review Period, Seller hereby directs and authorizes the Title Company to, and the Title Company shall, notwithstanding any contrary instructions that Seller may hereafter give, immediately return any and all Earnest Money to Purchaser without further inquiry of any sort whatsoever in regard to the Seller, any broker or any other party in connection with this Agreement and without requiring the execution of any further release or consent by any party whatsoever. Purchaser shall conduct such inspections in a manner reasonably calculated not to interfere with the operations of the Property, shall promptly restore the Property to its original condition, and shall indemnify and hold Seller harmless from and against any and all losses, liabilities, claims, causes of action and expenses arising out of any inspections by Purchaser or its agents in accordance with this Section. As a condition to the Closing there shall be no material physical changes to the Property, excepting only normal wear and tear.

     5.6. Purchaser's inspection of the Property shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without reasonable prior notice to Seller. Seller shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact and interview any tenants during the pendency of this Agreement without the prior consent to Seller not unreasonably withheld. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller, provided that Seller acknowledges Purchaser's need to take potential asbestos samples, core samples and other customary due diligence procedures including an environmental site assessment, and in connection therewith Purchaser shall give Seller five (5) days notice of any such sampling or physically invasive procedures and Seller or its representatives or agents may accompany and monitor all such work. Purchaser shall be responsible for restoring the Property or any portion thereof to the condition in which it was prior to Purchaser's inspection. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify and hold Seller and its employees and agents and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, attorneys' fees incurred in connection its inspection of the Property.

     5.7. Notwithstanding the requirements of this Article V, including without limitation the time limitations set forth herein, in no event shall Seller be deemed to be in default of its obligations hereunder to deliver, or cause to be delivered, or make available to Purchaser any documents or information unless Purchaser so notifies Seller in writing prior to the expiration of the Review Period and Purchaser's remedy with respect thereto shall be to terminate this Agreement prior to expiration of the Review Period and receive a refund of the Earnest Money, unless such default shall, alone or in the aggregate, materially impair Purchaser's ability to conduct its due diligence review in a timely manner, in which event, Seller's obligations under this Article V shall be specifically enforceable.

                                      VI.
                                      ---
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     6.1. In addition to the representations and warranties expressly contained in other articles of this Agreement, Seller makes the following representations and warranties and covenants, which shall be true and correct as of the Closing Date, and the truth of which shall be a condition precedent to Purchaser's obligations to close the transaction contemplated herein:

          6.1.1. [Intentionally Omitted]

          6.1.2. To the best of Seller's knowledge and except as reflected in Exhibit "G", Seller has received no written notice of any existing or pending litigation, claims, condemnations or sales in lieu thereof with respect to any aspect of the Property excepting a pending appeal of certain property taxes as to which information will be given to Purchaser, as provided for herein, nor, to the knowledge of Seller, has Seller received written notice by tenants threatening or asserting any such actions, suits, proceedings or claims. In the event that a lien, claim or cause of action is filed or asserted against Purchaser relating to events prior to the date of Closing as to which Seller had knowledge of such written notice prior to closing, Seller hereby agrees to indemnify and hold Purchaser harmless therefrom, including, but not limited to, reasonable attorneys' fees as may be required, all at Seller's sole cost and expense, provided, however, that to the extent such actions, suits, and proceedings relate to events which occurred at times preceding Seller's ownership of the Property, Seller's indemnity obligation shall be limited to the Seller's ability to recover from such preceding owners which recovery Seller shall pursue in good faith.

          6.1.3. Seller has received no notice of any pending improvements, liens or special assessments to be made against the Property by any governmental authority.

          6.1.4. The executed copies of the leases to be delivered to Purchaser (and to be assigned at Closing) shall be true and correct originals thereof. The foregoing representation shall terminate with respect to each lease at such time and to the extent Purchaser receives an estoppel certificate from tenant certifying the same.

          6.1.5. [Intentionally Omitted.]

          6.1.6. [Intentionally Omitted.]

          6.1.7. [Intentionally Omitted.]

          6.1.8. [Intentionally Omitted.]

          6.1.9. Seller shall, at Closing, indemnify Purchaser for a period of one (1) year against any mechanic's, materialman's, or similar liens filed against the Property or any portion thereof in connection with any unpaid work or services performed to or on the Property prior to closing or materials furnished thereto prior to closing, but only to the extent such work, services or materials have been provided for on behalf of Seller prior to closing.

          6.1.10. That, to Seller's actual knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Seller or against the Property, and to the knowledge of Seller, no such actions have been threatened against it.

          6.1.11. From and after the date hereof, and until Closing or earlier termination of this Agreement, Seller shall keep Purchaser informed of all developments regarding the creation of any lease rights in the Property, or the creation of any lien, easement, encumbrance or charges thereon. From and after the date hereof and until the Closing Date or earlier termination of this Agreement, Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in the Property, excepting lease rights in the ordinary course of business. From and after the date which is thirty (30) days prior to the expiration of the Review Period and until the Closing Date or earlier termination of this Agreement, as to that portion of the Property marked on Exhibit "E", and from and after the expiration of the Review Period and until the Closing Date or earlier termination of this Agreement as to the remainder of the Property, Seller shall not create any lease rights in the Property extending beyond
     December 31, 2001.

          6.1.12. At Closing Seller shall restate and confirm the representations and warranties contained in this Agreement.

          6.1.13. That, to the best of Seller's knowledge, neither the execution and delivery of this Agreement by Seller nor Seller's performance of its obligations hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any other agreement or document to which Seller is a party or under which it is otherwise bound or to which the Property, or any part thereof, is subject, and will not constitute a violation of any law, ruling, regulation or order to which Seller is subject.

          6.1.14. Seller shall provide to Purchaser copies of any notices of violations concerning zoning, building, health, fire, safety or other law or ordinance, order or regulation, or the certificate or certificates of occupancy issued or to be issued for the Property which it may receive following the date hereof.

          6.1.16. Except in the ordinary course of business, Seller shall neither transfer nor remove any Personal Property or fixtures from the Property subsequent to the date hereof, except for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be comparable in quantity to the item(s) being replaced.

          6.1.17. As of the Closing Date, that Purchaser will not be obligated under any employment, maintenance, management or service contract entered into by or through Seller pertaining to the Property which cannot be cancelled or terminated upon written notice of thirty (30) days or less excepting only those contracts identified on Exhibit "C" or expressly assumed pursuant to Section 4.1.2.

          6.1.18. Seller shall operate and maintain the Property through closing in accordance with its current practices. During the term of this Agreement, Purchaser, or its authorized agents, shall be given reasonable access to the Property in order to prepare for an orderly transition of management thereof.

          6.1.19. From the end of the Review Period (except for the portion of the Property marked on Exhibit "E" as to which the restrictions of this paragraph shall apply from and after the date which is thirty (30) days prior to expiration of the Review Period through Closing, Seller shall execute no new tenant leases or amend or modify existing tenant leases, the terms of which shall extend beyond December 31, 2001, without Purchaser's prior written approval, which approval shall not be unreasonably withheld; provided, however, if Seller desires to execute any now tenant lease, or amend or modify any existing tenant lease, Seller shall provide Purchaser a true and correct copy of the proposed new tenant lease or modification of the existing lease, and the Purchaser shall have five (5) business days to review such lease or modification and notify Seller of its approval or non-approval of such item, and if the Purchaser fails to notify Seller of disapproval of such item during such five (5) business day period, such instrument shall be deemed to have been approved by the Purchaser. A copy of any new tenant lease or amendment to an existing lease executed by Seller after the Effective Date shall be transmitted to Purchaser immediately upon the execution thereof. Purchaser's and Seller's obligations regarding tenant leases under this Section 6.1.19. are void and neither party shall have any obligations or liability to the other hereunder in the event this Agreement is terminated pursuant to the terms hereof.

          6.1.20. [Intentionally Omitted.]

          6.1.21. That the Rent Roll and all information included thereon is, to the best knowledge and belief of Seller, true and accurate.

     6.2 Seller further makes the following representations and warranties which shall be true and correct as of the Closing Date, and the truth of which shall be a condition precedent to Purchaser's obligations to close the transaction contemplated herein:

          6.2.1. Seller shall have obtained all necessary consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation.

          6.2.2. The party or parties executing this Agreement on behalf of Seller have been duly authorized and are empowered to bind Seller to this Agreement.

          6.2.3. [Intentionally Omitted.]

          6.2.4. [Intentionally Omitted.]

          6.2.5. No person, firm, corporation or other entity has any right or option to acquire the Property, or any part thereof, from Seller.

     6.3. Purchaser makes the following representations and warranties which shall be true and correct as of the Closing Date and the truth of which shall be a condition precedent to Seller's obligation to close the transaction contemplated herein.

          6.3.1. Purchaser shall have obtained all necessary consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation.

          6.3.2. The party or parties executing this Agreement on behalf of Purchaser have been duly authorized and are empowered to bind Purchaser to this Agreement.

          6.3.3. Purchaser acknowledges and agrees that it is knowledgeable and experienced in the business of the acquisition and operation of commercial real estate; that Purchaser has made or will make such inquiries and investigations, obtain such information and take such other action necessary or appropriate in its judgment to make an informed determination regarding the current status and condition of the Property, all leases and other contracts and agreements relating thereto, the future prospects for its operation and development, and all other matters material to its decision to purchase the Property to be purchased by it hereunder; in evaluating the determination to purchase the Property, Purchaser has relied primarily upon its own inquiries, investigations and review of information and Purchaser has not relied at all upon any other representations or other information (whether oral or written and including any estimates, projections or supplemental data) made or supplied by or on behalf of Seller or any employee, agent or other representative of Seller other than as specifically provided pursuant hereto or made by Seller herein; and the representations and warranties made by Seller in this Agreement and in the closing documents are in lieu of and are exclusive of all other representations and warranties, including any implied warranties. Seller hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure to Purchaser or its officers, directors, employees, agents or representatives of any documentation or other information.

          6.3.4. Acknowledging the prior use of the Property and Purchaser's opportunity to inspect the Property, Purchaser agrees upon Closing to take the Property "as is" with all faults and conditions thereon. Any information, reports, statements, documents or records ("Disclosures") provided or made to Purchaser or its constituents by Seller, its agents or employees concerning the environmental condition of the Property shall not be representations or warranties. Purchaser shall not rely on such Disclosures, but rather, Purchaser shall rely on only on its own inspection of the Property.

          EXCEPT AS EXPRESSLY WARRANTED BY SELLER TO PURCHASER IN THIS AGREEMENT OR IN CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY,
     (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

          Purchaser, its successors and assigns, hereby waive, release and agree not to bring any original action against Seller or its Affiliates, directors, officers, employees, agents, attorneys, or assigns (collectively, "Seller and its Affiliates") based on (a) any federal, state, or local environmental or health and safety law or regulation, including CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, (b) any discharge, disposal, release, or escape of any chemical, or any material whatsoever, on, at, to, or from the Property; or (c) any environmental conditions whatsoever on, under, or in the vicinity of the Property ((a) (b) and (c) being collectively "Environmental Matters"); provided that in all events this waiver, release and agreement shall not prohibit or limit in any manner the rights and remedies of Purchaser, or its successors and assigns, in the event of any third party action against Purchaser, or its successors, assigns, affiliates, members, directors, officers, employees, agents or attorneys (collectively, "Purchaser and its Affiliates"), based on any Environmental Matter affecting the Property prior to the Closing date and arising other than from the actions or omissions of Purchaser and its Affiliates, including, without limitation, the right to bring actions against Seller and its Affiliates.

                                 INITIAL__________


                                     VII.
                                   SURVIVAL            INITIAL__________

     7.1. All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the execution and delivery of the Deed and shall expressly survive the Closing for a period of one (1) year.


                                     VIII.
                                  POSSESSION

     8.1. Seller shall transfer to Purchaser all of its rights to Possession of the Property at Closing.


                                      IX.
                          PRORATIONS AND ADJUSTMENTS

     9.1. It is the general intention of Purchaser and Seller that income and expenses for the Property be prorated as follows: Rents, operating and common area maintenance expense reimbursements and ad valorem tax reimbursements on the property for the current year collected by Closing, percentage rentals actually collected by Closing, and prepaid common area maintenance and utility charges shall be prorated at the Closing, effective as of the

Closing Date, utilizing the best available computations of such items. If current ad valorem tax assessments are unavailable at Closing, said ad valorem taxes shall be adjusted based on tax figures for the immediately preceding tax year, with said tax proration to be adjusted in cash between the parties, based on actual taxes for the current year, at the time such actual taxes are determined; provided, however, all special tax assessments made by any taxing authority with respect to the Project applicable to the period prior to the Closing Date shall be the sole responsibility of Seller and shall be paid by Seller at Closing. Purchaser shall receive a credit for tenant security deposits that are not yet forfeited or due to be refunded to tenants of the Property. Tax appeal refund amounts received (after payment of costs associated therewith and applicable reimbursements to tenants, each of which shall be prorated between Purchaser and Seller based on the Closing Date), net insurance reimbursement amounts (subject to Section 12), and percentage rentals received by Purchaser and allocable to a period of time prior to the Closing or by Seller and allocable to a period of time subsequent to the Closing, shall be adjusted between the parties when received (percentage rentals being adjusted based upon the ratio of sales before and after Closing rather than time periods).

     9.2. To the extent any apportionments or adjustments made at closing are not based on final figures or there are any errors or omissions in the calculation or determination thereof, promptly after notice of such final figures or errors or omissions, Seller and Purchaser shall readjust or reapportion and make the payment required as a result thereof.

     9.3. The following items are to be prorated or adjusted (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations, Seller shall be deemed the owner of the Property on such day and Purchaser shall be deemed the owner of the Property as of the day after the Closing Date.

          9.3.1. Real estate and personal property taxes and assessments (on the basis of the most recent ascertainable tax bill if the current bill is not then available).

          9.3.2. The "minimum" or "base" rent payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be prorated or adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for at least twelve (12) months thereafter. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent and other sums is not thereby created. To the extent not set forth on said schedule, percentage or overage rent and reimbursement of real estate taxes payable, common area maintenance, mall maintenance, utility charges, water and sewer charges, insurance and merchant's association dues and assessments and all other changes, insurance and merchant's association dues and assessments and all other charges to or contributions by tenants under the Leases shall be prorated as follows: with respect to percentage rents, and upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports from tenants relative thereto, including, without limitation, all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any tenants whose lease year expires after the Closing, and the amount of any rents (including, without limitation, percentage rents), reimbursement or contribution to be made by any tenant shall be made in accordance with such tenant's Lease as now existing and Purchaser shall promptly pay to Seller a prorata portion of such rents, reimbursement or contribution, based upon apportionment being made as of the Closing Date, promptly after the date when such rents, reimbursement or contribution is received from the tenant.

          9.3.3. With respect to tenant improvement costs or leasing commissions and legal fees relating to any Leases executed after the date of this Agreement, but on or before the Closing Date and as to which a copy of the Lease was provided to Purchaser prior to the end of the Review Period, together with those Leases executed in compliance with Section 6.1.19, Seller and Purchaser agree that such costs and commissions shall be prorated over the term of any such Lease with Seller being responsible for a portion of such costs and commissions based on the ratio of base rent payments received by Seller through the Closing Date to the total base rent payable over the term of the particular Lease each amount being discounted to present value.

          9.3.4. The amount of security deposits paid under the Leases (unless and to the extent applied in accordance with the terms thereof).

          9.3.5. Water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (and to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing
     Date).

          9.3.6. Amounts due and prepayments under the Service Contracts; provided, however, that Purchaser shall be responsible for the payment of any termination fees payable in connection with the termination of any Service Contracts required by Purchaser at Closing to the extent such termination fees were known to and approved by Purchaser prior to the end of the Review Period, together with the amounts due under such Service Contracts from the Closing Date through the effective date of such terminations.

          9.3.7. Assignable license and permit fees.

          9.3.8. Other similar items of income and expenses of operation.

          9.3.9. Notwithstanding the foregoing, on a lease-by-lease basis, (xx) Seller shall in all events be entitled to retain amounts paid by tenants for real estate taxes and assessments and common area expenses ("Passthroughs") as of the Closing to the extent not in excess of such taxes and expenses paid by Seller for the period prior to the Closing Date, and (yy) Seller shall pay to Purchaser amount paid by tenants for Passthroughs as of the Closing if and to the extent in excess of such taxes and expenses that have either been paid by Seller or credited to Purchaser for the period prior to Closing. Further, for purposes of this Section 9.3.9 the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. Assuming that the Closing occurs after January 1, 1998, then Seller will be responsible for the 1997 reconciliations with tenants for Passthroughs and for any adjustments resulting therefrom; and Purchaser, with Seller's cooperation, will be responsible for the 1998 reconciliations with tenants for Passthroughs, with any adjustments resulting therefrom being equitably allocated between Purchaser and Seller based on amounts paid and expended by each party during their respective periods of ownership.

          9.3.10. Notwithstanding anything to the contrary contained in this
     Section 9.3, but subject to the limitations which follow, Seller reserves the following rights: (xx) to meet with governmental officials and to participate in any contest of any reassessment governing or affecting Seller's obligations under Section 9.3.3 above, and (yy) to contest any assessment of the Property or any portion thereof and to attempt to obtain a reduction and refund for any taxes attributable to the period prior to the Closing Date to the extent such contest does not adversely affect any assessment of the Property attributable to the period after the Closing Date. From and after the expiration of the Review Period, Purchaser shall be entitled to participate in any proceedings that Seller is then undertaking in connection with the rights reserved above. If Purchaser does not elect to terminate the proceedings, then Seller and Purchaser shall each bear a prorate portion of the liability of any increased assessment, or the benefit of any decreased assessment, for their respective periods of ownership. In any event, Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date subject to full credit to Purchaser for any and all portions thereof owed as refund to Tenants under Leases.


                                      X.
                                      --
                                  COMMISSIONS
                                  -----------

     10.1. Purchaser and Seller hereby represent, warrant and indemnify each other that it, its officers, employees and agents have contracted for no real estate commissions or similar fees, nor have either party acted in a manner so as to give rise to a claim for real estate commissions or similar fees, including costs and attorneys' fees incurred in any lawsuit regarding such commissions and fees.


                                      XI.
                                      ---
                           TERMINATION AND REMEDIES
                           ------------------------

     11.1. In the event that any of the Seller's representations or warranties contained herein are untrue in any material respect, or if Seller shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Seller, or if any of the conditions precedent to Purchaser's obligation to consummate the transactions contemplated hereby shall have failed to occur, Purchaser may, at its option, terminate this Agreement by giving written notice of termination to Seller and receive a full and immediate refund of any and all Earnest Money previously deposited. It is expressly understood and agreed by Seller and Purchaser that the failure by Purchaser to terminate this Agreement for any reason pursuant to this Section shall in no way waive, after or modify any rights of Purchaser in regard to the representations, warranties, covenants and agreements of Seller herein provided, however, if Purchaser has actual knowledge at Closing that any of Seller's representations or warranties in this Agreement are not true as of the Closing and Purchaser elects nonetheless to close, Purchaser shall be deemed to have waived any claim for breach of such representation or warranty to the extent of such actual knowledge; and provided further, that in connection with any post-Closing remedy which Purchaser may have against Seller as a result of a breach of any representation or warranty of Seller of which Purchaser did not have actual knowledge prior to Closing, such remedy shall be limited to actual damages not to exceed Eight Million Five Hundred Thousand Dollars ($8,500,000), and in no event shall Seller be liable for nor shall Purchaser seek, any consequential, indirect or punitive damages. If this Agreement is terminated by Purchaser pursuant to any provision of this Agreement authorizing such termination, Seller and Purchaser shall have no further obligation or liabilities one to the other hereunder, except as in this Agreement so provided. If Seller fails to perform its obligations under this Agreement, including a failure to consummate the sale of the Property pursuant to this Agreement, then Purchaser may, as its exclusive remedies hereunder (i) terminate this Agreement and obtain a return of the Earnest Money or (ii) enforce specific performance of the obligations of Seller hereunder and in connection therewith Purchaser shall be entitled to recover all expenses, including reasonable attorneys fees and litigation costs, incurred in connection with such enforcement but shall not otherwise be entitled to recover damages against Seller.

                                             INITIAL_________

     11.2. If Seller is not then in default in its obligations or agreements, and the Purchaser has not terminated this Agreement pursuant to any of the provisions authorizing such termination, and Purchaser fails to close the transaction contemplated hereby, Seller shall be entitled to receive the Earnest Money as liquidated damages and as Seller's sole and exclusive remedy for such failure, Seller hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of Purchaser's default under this Agreement. Seller and Purchaser recognize and agree that such remedy providing for liquidated damages is a reasonable amount in the context of a transaction in which the measurement of damages is not feasible.


                                     XII.
                                     ----
                                 RISK OF LOSS
                                 ------------

     12.1. Risk of loss until the Closing shall be borne by Seller. In the event that damage, loss or destruction of the Property or any part thereof, by fire or other casualty, or through condemnation or sale in lieu thereof, occurs prior to the actual closing of the transactions contemplated hereby, which would cost in excess of Five Hundred Thousand Dollars ($500,000) to repair or restore as reasonably estimated by an architect selected by Seller and approved by Purchaser or results in termination of the L.S. Ayres lease, the Purchaser shall, at its option, exercised by notice to Seller within fifteen (15) days following the date that Seller has provided notice to Purchaser of such casualty or lease termination, elect one of the following:

          12.1.1. To terminate this Agreement and receive an immediate refund of all Earnest Money previously deposited;

          12.1.2. If Seller shall provide written notice to Purchaser that it will repair such casualty damage, to extend the Closing Date a reasonable time period, which time period shall not exceed thirty (30) days in order to enable Seller to repair such damage to the Property, and in such event Seller shall promptly repair such damage to restore the Property to substantially the condition that existed prior to such casualty; or in the event Seller provides (a) written notice that it will repair such casualty and fails or refuses to repair such damage within the period specified herein, or (b) written notice that it will not repair such casualty, Purchaser shall have the option to either proceed with the Closing and receive a credit against the Purchase Price in the amount of such insurance or condemnation proceeds not expended through the Closing Date in making such repairs together with any deductible amount applicable to such insurance coverage together with a prorated portion of loss of rents insurance proceeds, or Purchaser may elect to terminate this Agreement and receive an immediate refund of all Earnest Money deposited hereunder.

          12.1.3. If Seller shall provide written notice to Purchaser that it will provide Purchaser a credit against the Purchase Price equal to the present value of the terminated lease rental amounts, including base rent, percentage rent, real estate tax reimbursement, common area maintenance charges and all other amounts due under such leases, then Purchaser shall proceed with the Closing and receive such credit against the Purchase Price at Closing.

     12.2. In the event that under Section 12.1.2 above Seller elects to repair any damage whatsoever to the Property, Seller agrees that all such damage will be repaired in accordance with all applicable laws, rules and ordinances and with the representations and warranties contained herein.

     12.3. In the event that damage to the Property, or any part thereof, by fire or other casualty, occurs prior to the actual closing of the transactions contemplated hereby causing damage to the Property the cost to repair such damage, as reasonably estimated by an architect selected by Seller and approved by Purchaser, being FIVE HUNDRED THOUSAND DOLLARS ($500,000) or less as to casualty, the Purchaser agrees that it shall accept an assignment of such insurance proceeds for repair or restoration as may be due to Seller as a result of such casualty and proceed to close the transaction contemplated herein, with any proceeds for loss of rents being prorated between Purchaser and Seller based on an allocation of the time period covered by such payment and the ownership of the Property during such period and discounted to present value, and receive a credit against the Purchase Price in the amount of any deductible applicable to such insurance coverage; provided, however, in the event that the holder of any liens secured by the Property shall elect to apply any such proceeds against the balance of any indebtedness secured by liens against the Property, the Purchaser shall receive a credit against the Purchase Price in the full amount of such proceeds allocable to Purchaser together with any deductible amount applicable thereto.

     12.4. Seller shall maintain the current insurance coverage in force for the Property in full force and effect through the Closing Date.

                                     XIII.
                                     -----
                                    NOTICES
                                    -------



     13.1. Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be given (a) upon receipt if 0) hand delivered, (ii) delivered by recognized overnight courier service or
(iii) delivered by facsimile, provided any such notice by facsimile is immediately followed that same day with delivery to the receiving party via recognized overnight courier service, or (b) three (3) business days after deposit of such notice in registered or certified mail, return receipt requested (provided that any notice of termination shall be effective immediately upon deposit in registered or certified mail, return receipt requested), addressed as follows:

IF TO SELLER:    Equity Properties and Development Limited Partnership
                 Two North Riverside Plaza, Suite 600
                 Chicago, Illinois 60606

                 Attn: Andrew Levin
                 Tel. No. (312) 466-3304
                 Fax No. (312) 454-0359

WITH A COPY TO:  Rosenberg & Liebentritt, P.C.
                 Two North Riverside Plaza, Suite 1515
                 Chicago, Illinois 60606

                 Attn: John S. Santa Lucia
                 Tel. No. (312) 466-3898
                 Fax No. (312) 454-0335

IF TO PURCHASER: Glendale Centre LLC
                 6610 North Shadeland, Suite 200
                 Indianapolis, Indiana 46220

                 Attn: Paul Kite
                 Tel. No. (317) 577-5600
                 Fax No. (317) 577-5605

WITH A COPY TO:  Baker & Daniels
                 300 North Meridian Street, Suite 2700
                 Indianapolis, Indiana 46204

                 Attn: George W. Somers
                 Tel. No. (317) 237-1084
                 Fax No. (317) 237-1000

     13.2. The addresses and addressees for the purpose of this article may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice. For the purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes.


                                     XIV.
                                     ----
                                 MISCELLANEOUS
                                 ------------

     14.1. Eminent Domain. In the event that, prior to the date of the Closing, Seller acquires knowledge of any pending or threatened claim, suit or proceeding to condemn or take all or any material part of the Property under the power of eminent domain, then Seller shall immediately give notice thereof to Purchaser, and Purchaser shall have the right to terminate its obligations under this Agreement by delivering notice thereof to Seller within ten (10) business days after receiving notice from Seller of such condemnation or taking, and thereupon the Earnest Money shall be refunded to Purchaser and the rights and obligations of the parties hereto shall cease. If Purchaser shall not elect to terminate this Agreement pursuant to this Paragraph, the parties shall proceed with the Closing in accordance with the terms hereof without abatement of the Purchase Price, but all proceeds of any condemnation award shall be payable solely to Purchaser, and Seller shall have no interest therein.

     14.2. Cooperation. Purchaser and Seller shall cooperate fully with each other to carry out and effectuate the purchase and sale of the Property in accordance herewith and the satisfaction and compliance with all of the conditions and requirements set forth herein. Wherever the approvals of Purchaser and Seller as herein set forth are so required, except as otherwise specifically set forth herein, such approvals shall not unreasonably be withheld, conditioned or delayed. After Closing, Seller shall for a period of six (6) months provide Purchaser, without expense to Seller or Purchaser (except bona fide third party expenses, which shall be reimbursed to Seller by Purchaser), such cooperation and assistance as reasonably requested by Purchaser to familiarize Purchaser with the Property and the operation of the systems and facilities installed therein as of the date of Closing.

     14.3. [Intentionally Omitted.]

     14.4. Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties, and no written or oral promise, representation, warranty or covenant not included in this Agreement or any such referenced agreements has been or is relied upon by either party.

     14.5. Reliance. Neither party has made any representations, warranties or covenants to the other concerning any tax benefits or tax treatment which may accrue to be given to the other party in connection with the transactions contemplated hereby. Each party has relied upon its own examination of the full Agreement and the provisions thereof, and the counsel of its own advisors, and the warranties, representations and covenants expressly contained in this Agreement itself.

     14.6. No Oral Modification. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by both Purchaser and Seller.

     14.7. Choice of Law and Venue. In the event that any litigation arises hereunder, it is specifically stipulated that this Agreement shall be interpreted and construed according to the laws of the State of Indiana.

     14.8. Attorneys' Fees. The prevailing party in any litigation between the parties arising under this Agreement shall be entitled to recover reasonable attorneys' fees.

     14.9. Counterparts. This Agreement shall be executed in any number of counterparts which together shall constitute the agreement of the parties. The article headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

     14.10. Assignment. This Agreement, and the rights and obligations hereunder, may be assigned by Purchaser to any affiliate of Purchaser of which Purchaser or the members of Purchaser hold collectively a majority interest, at any time prior to Closing. In the event of any such assignment, such assignee shall assume the obligations of the original party designated as Purchaser hereunder and shall provide written evidence of such assumption to the Seller, and, upon receipt by Seller of written evidence of such assignment and assumption, the original party designated as the Purchaser shall be released from all duties or obligations hereunder and the Seller agrees to close the transaction contemplated hereunder with the assignee of Purchaser. This Agreement may not be assigned by Seller except to a parent, subsidiary, affiliate or other related entity of Seller which shall assume all duties and obligations of the original entity named as Seller hereunder and shall be bound by the terms and conditions hereof.

     14.11. Date of Agreement; Effective Date; Time. All references in this Agreement to the "Effective Date," "the date hereof," "the Effective Date of this Agreement" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed and received a fully executed copy of this Agreement. Unless otherwise provided, in computing any time period set forth in this Agreement, the day of the triggering act or event shall not be counted, and all subsequent days shall be counted; provided, however, that the last day of any such period shall not be included if it is a weekend day or a legal holiday, in which case such period shall be extended to the next day that is not a weekend day or legal holiday.

     14.12. Parties Bound. This Agreement and the terms and provisions hereof shall inure to the benefit and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns whenever the context so requires or permits.

     14.13. Enforceability. If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties hereto may still effectively realize the complete benefit of the transaction contemplated hereby.

     14.14. Gender Number. Any references to one gender used herein, whether masculine, feminine or neuter, shall be deemed to be a reference to any other gender as may be appropriate under the circumstances; further, the singular shall include the plural and the plural the singular.

     14.15. Time of the Essence. Time is of the essence with respect to all the time periods expressed in this Agreement and the Closing hereunder.

     14.16. Term of Offer. Upon execution hereof by Purchaser, this Agreement constitutes an offer by Purchaser to purchase the Property on the terms and conditions and for the Purchase Price specified herein. Unless sooner terminated or withdrawn by notice in writing to Seller, this offer shall lapse and terminate at the close of Purchaser's business day on February 26th, 1998, unless, prior to such time, Seller has executed and returned to Purchaser two
(2) fully executed copies of this Agreement.

     14.17. Employees. Purchaser shall not directly or indirectly, for itself or any other party, solicit the employment of, or employ, any employee, officer, representative or agent ("Employee") of Seller's affiliates (specifically including, but not limited to, Equity Properties and Development Limited Partnership and PREIT-Rubin, Inc.) for two (2) years from the date of this Agreement. Notwithstanding the foregoing, Purchaser may solicit and employ the individuals listed on Exhibit "D" attached hereto, and any other Employee, but with respect to other Employees, only so long as: (i) the location of the Employee's principal workplace is at the Property, and not at the corporate headquarters of Equity Properties and Development Limited Partnership or PREIT-Rubin, Inc., (ii) the Employee is employed, or solicited for employment only in its current capacity with Seller's affiliate, (iiii) Purchaser is in compliance with the terms of this Agreement, and (iv) the Closing has occurred. It is expressly agreed and acknowledged by Purchaser that in the case of breach or threatened breach of this Section 14.17, Seller may not have an adequate remedy of law and accordingly may, in addition to all other remedies available to it, file suit in equity to enjoin Purchaser from any breach or threatened breach and shall be entitled to such equitable relief without notice or bond.


     EXECUTED by Purchaser the 24th day of February, 1998.


                               Glendale Centre, LLC,
                               an Indiana limited liability company

                               By:/s/ Thomas K. McGowan
                                  ---------------------------------

                               Printed Name: Thomas K. McGowan
                                             ----------------------
                               Its: Member
                                    -------------------------------

     EXECUTED by Seller the 25th day of February, 1998


                              Indianapolis Mall Associates
                              an Indiana general partnership

                          By: First Capital Income Properties, Ltd.-Series IX,
                              a Florida limited partnership, partner

                              By: First Capital Financial Corporation, a
                                  Florida Corporation, general partner

                              By: /s/ Donald J. Liebentritt
                                  ----------------------------
                              Name: Donald J. Liebentritt
                                    --------------------------
                              Title: Vice President
                                     -------------------------

                          By: First Capital Income Properties, Ltd. - Series X,
                              a Florida limited partnership, partner

                               By: First Capital Financial Corporation,
                                   a Florida Corporation, general partner

                               By: /s/ Donald J. Liebentritt
                                   -----------------------------
                               Name: Donald J. Liebentritt
                                     ---------------------------
                               Title: Vice President
                                      --------------------------

     EXECUTED by the Title Company the ___ day of March, 1998, for purposes of acknowledging receipt of the Earnest Money and agreeing to the provisions relating to the rights and obligations of the escrowee, as set forth herein.

                              Chicago Title Insurance Company


                              By: /s/ Alan F. Kolb
                                  ---------------------------
                              Printed Name: Alan F. Kolb
                                            -----------------
                              Its: Resident Vice President
                                   --------------------------

Commitment No. 260-541 CI


                                 EXHIBIT "A"


LEGAL DESCRIPTION:

PARCEL I:

Lots numbered 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54,
55, 56, 57,1 58, 59, 60 and 61 in Riddle Manor, an Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 27, page 188 and 189 in the Office of the Recorder of Marion County, Indiana.

Also 61st Street vacated by Instrument #69-VAC-16 between Lots 49 and 50 in Riddle Manor, an Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 27, pages 188 and 189 in the Office of the Recorder of Marion County, Indiana.

PARCEL II:

Part of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East of the Second Principal Meridian located in the City of Indianapolis, Marion County, Indiana, more particularly described as follows:

Beginning at a point in the West line of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East, said point begin 580 feet North of the Southwest corner of said Half Quarter Section; running thence North upon and along said West line of said Half Quarter Section a distance of 1725.33 feet (1725.92 feet measured) to the Northwest corner of said Half Quarter Section; thence East upon and along the North line of said Half Quarter Section a distance of 1334.33 feet (1334.65 feet measured) to the Northeast corner of said Half Quarter Section; thence South upon and along the East line of said Half Quarter Section a distance of 1730.90 feet (1731.37. feet measured) to a point, which point is 580 feet North of the Southeast corner of said Half Quarter Section; thence West and parallel with the South line of said Half Quarter Section a distance of 1335.23 feet (1335.53 feet measured) to the place of beginning.

PARCEL II Exceptions:

EXCEPTED TRACT NUMBER 1: Beginning at a point in the West line of said Half Quarter Section, said point being 580 feet North of the Southwest corner of said Half Quarter Section; thence East and parallel to the South line of said Half Quarter Section a distance of 613.55 feet to a point; thence North and parallel to the West line of said Half Quarter Section a distance of 64 feet to a point; thence in a Northwesterly direction on a forward deflection angle to the left of 61 degrees 33 minutes a distance of 550.15 feet to a point; thence in a Southwesterly direction on a forward deflection angle to the left of 78 degrees 27 minutes a distance of 201.89 feet (201.48 feet measured) to a point in the West line of said Half Quarter Section; thence South upon and along the West line of said Half Quarter Section a distance of 162.86 feet (163.30 feet measured) to the point or place of beginning. (2.84 Acres Tract)


EXCEPTED TRACT NUMBER 2: Beginning at a point of intersection of the centerline of Sixty-Second Street (also known as Broad Ripple Avenue) and the centerline of Keystone Avenue, in the City of Indianapolis; thence East on and along the centerline of Sixty-Second Street, a distance of 185.02 feet to a point; thence South parallel to the centerline of Keystone Avenue a distance of 205.02 feet to a point; thence West parallel
 (Continued)

                  AMERICAN LAND TITLE ASSOCIATION COMMITMENT

                              A.L.T.A. COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

260-541 CI

   the centerline of Sixty-Second Street, a distance of 185.02 feet to a point on the centerline of Keystone Avenue; thence North on and along the centerline of Keystone Avenue, a distance of 205.02 feet to the point of beginning, said land being located on the Southeast corner of the intersection of Sixty-Second Street and Keystone Avenue, in the City of Indianapolis.

   EXCEPTED TRACT NUMBER 3: Beginning at a point in the Western existing right-of-way of North Rural Street, said point being located South 00 degrees 19 minutes 38 seconds East 91.74 feet, South 89 degrees 40 minutes 22 seconds West 35.00 feet from a brass plug, marking the Northeast corner of the West Half of the Northwest Quarter of Section 5; (1) thence North 45 degrees 12 minutes 55 seconds West 66.60 feet (67.19 feet measured) to a point in the Southern existing right-of-way line of East Sixty Second Street; (2) thence along said right-of-way line North 89 degrees 53 minutes 5O seconds East
   47.00 feet (South 89 degrees 43 minutes 26 seconds East 47.42 feet measured);
   (3) thence along the Western right-of-way line of North Rural Street
   00 degrees 19 minutes 38 seconds East 47.00 feet (47.11 feet measured) to the point of beginning. (Northeast corner tract).

   EXCEPTED TRACT NUMBER 4: A portion of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East in Marion County, Indiana, more particularly described as follows:

   Commencing at the Northwest corner of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East in Marion County, Indiana; thence South 89 degrees 43 minutes 26 seconds East (assumed bearing) on the North line of said West Half 185.02 feet to the East line of the real estate described in volume 1856, Page 1, as Instrument No. 26550, in the Office of the Recorder of Marion County, Indiana; thence South 00 degrees 18 minutes 01 seconds East on the East line of said real estate 127.63.feet; thence South 40 degrees 17 minutes 03 seconds West 107.87 feet to the South line of said real estate and the point of beginning of the tract herein described; thence North 89 degrees 43 minutes 26 seconds West on the South line of said real estate 63.82 feet to the East right-of-way of State Road No. 431 (also known as Keystone Avenue) per a Right-of-Way Grant per Volume 1697, Pages 47 and 48, as Instrument No. 13922 in said Office; thence South 00 degrees
   18 minutes 01 seconds East on said East right-of-way line 74.51 feet to a line which bears South 40 degrees 17 minutes 03 seconds West from the point of beginning; thence North 40 degrees 17 minutes 03 seconds East 97.27 feet to the point of beginning.

   EXCEPTED TRACT NUMBER 5: A portion of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East in Marion County, Indiana, more particularly described as follows:



   Commencing at the Northwest corner of the West Half of the Northwest Quarter of

   (Continued)



                  AMERICAN LAND TITLE ASSOCIATION COMMITMENT

                              A.L.T.A. COMMITMENT
                        CHICAGO TITLE INSURANCE COMPANY

260-541 CI
----------

     Section 5, Township 16 North, Range 4 East in Marion County, Indiana; thence South 89 degrees 43 minutes 26 seconds East (assumed bearing) on the North line of said West Half 185.02 feet to the East line of the real estate described in Volume 1856, page 1, as Instrument No. 26550, in the Office of the Recorder of Marion County, Indiana; thence South 00 degrees 18 minutes 01 seconds East on the East line of said real estate 127.63 feet to the point of beginning of the tract herein described; thence North 40 degrees 17 minutes 03 seconds East 107.87 feet to the South Right-of-Way line of 62nd Street per a Declaratory Resolution No. 17523 by the Board of Works as Instrument No. 72959; thence North 89 degrees 43 minutes 26 seconds West on said South right-of-way line 70.18 feet to the East line of said real estate; thence South 00 degrees 18 minutes 01 seconds East on the East line of said real estate 82.73 feet to the point of beginning.

     PARCEL III:

     Part of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East of the Second Principal Meridian located in Marion County, Indiana, more particularly described as follows:

     Beginning at a point in the South line of said Half Quarter Section and a distance of 613.55 feet East of the West line of the Southwest corner of said Half Quarter Section; running thence North and parallel with the West line of said Half Quarter Section a distance of 580 feet to a point; running thence East parallel with the South line of said Half Quarter Section a distance of 721.68 feet (721.98 feet measured) to a point in the East line of said Half Quarter Section; running thence South upon and along the East of said Half Quarter Section a distance of 580 feet to the Southeast corner of said Half Quarter Section; running thence West upon and along the South line of Half Quarter Section a distance of 721.85 feet (722.26 feet measured) to the point or place of beginning.

     EXCEPT 50 feet off the South side thereof conveyed to the City of Indianapolis by deed recorded in Deed Record (Lands) 84, page 449, in the office of the Recorder of Marion County, Indiana.

     ALSO EXCEPT that part conveyed to Methodist Hospital of Indiana, Inc. by deed recorded October 14, 1992 as Instrument No. 92-136555 in the office of the Recorder of Marion County, Indiana, to-wit:

     A part of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East of the Second Principal Meridian in the City of Indianapolis, Marion County, Indiana, being more particularly described as follows:

     Commencing at the Southwest corner of the West Half of the Northwest Quarter of

       (Continued)


                  AMERICAN LAND TITLE ASSOCIATION COMMITMENT

                              A.L.T.A. COMMITMENT
                        CHICAGO TITLE INSURANCE COMPANY


260-541 CI
----------

     Section 5, Township 16 North, Range 4 East, Washington Township, Marion County, Indiana; thence South 89 degrees 29 minutes 26 seconds East (assumed bearing) along the South line of said Northwest Quarter a distance of 613.55 feet; thence North 00 degrees 18 minutes 01 seconds West (assumed bearing-measured) parallel with the West line of said Northwest Quarter a distance of 50.00 feet to a 5/8 inch diameter rebar with plastic cap set at the North right-of-way for Kessler Boulevard per Deed Book 84, page 449 in the Office of the Recorder of Marion County, Indiana and at the Point of Beginning; thence continuing North 00 degrees 18 minutes 01 seconds West parallel with the West line of said Northwest Quarter a distance of 250.02 feet to a 5/8 inch diameter rebar with plastic cap set; thence South 89 degrees 29 minutes 26 seconds East parallel with the South line of said Northwest Quarter a distance of 687.11 feet to a 5/8 inch diameter rebar with plastic cap set in the West right-of-way line for Rural Street per Deed Record 1734, pages 430 thru 432 in said Office; thence South 00 degrees 19 minutes 38 seconds East on said West right-of-way line a distance of 250.03 feet to a 5/8 inch diameter rebar with plastic cap set on said North right-of-way line; thence North 89 degrees 29 minutes 26 seconds West on said North right-of-way line a distance of 687.23 feet to the Point of Beginning.

     PARCEL IV:

     A portion of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East in Marion County, Indiana, more particularly described as follows:

     Commencing at the Northwest corner of the West Half of the Northwest Quarter of Section 5, Township 16 North, Range 4 East in Marion County, Indiana; thence South 89 degrees 43 minutes 26 seconds East (assumed bearing) on the North line of said West Half 185.02 feet to the East line of the real estate described in Volume 1856, page 1, as Instrument No. 26550, in the Office of the Recorder of Marion County, Indiana; thence South 00 degrees 18 minutes 01 seconds East on the East line of said real estate 127.63 feet to the point of beginning of the tract herein described; thence South 40 degrees 17 minutes 03 seconds West 107.87 feet to the South line of said real estate; thence South 89 degrees 43 minutes 26 seconds East on the South line of said real estate 65.73 feet to the East line of said real estate; thence North 00 degrees 18 minutes 01 seconds West on the East line of said real estate 82.63 feet to the point of beginning.

     PARCEL V:

     Non-exclusive easements for ingress and egress as set out in a reciprocal easement agreement recorded January 23, 1986 as Instrument No. 86-6442, and for ingress and egress and parking as set out in a cross easement agreement recorded October 11, 199: as Instrument No. 92-136556, all in the Office of the Recorder of Marion County, Indiana.

                  AMERICAN LAND TITLE ASSOCIATION COMMITMENT

                                   EXHIBIT B



                          TENANT ESTOPPEL CERTIFICATE
                                      FOR


                            ----------------------
                               (Name of Tenant)



     The undersigned ("Tenant") hereby makes the following representations and agreements in favor of Glendale Centre, LLC., its successors and assigns ("Buyer"), with the understanding that Buyer is relying on such representations and agreements in connection with the acquisition of certain property, a part of which is leased by Tenant from Indianapolis Mall Associates, an Indiana general partnership ("Landlord").

          1. Tenant is the lessee under a certain lease agreement (the
"Lease") between Landlord or its predecessor in interest and Tenant, dated
        , as modified by amendments, if any, dated            [if none, then so
 state].


          2. All agreements and understandings between Landlord and tenant relating to the Lease or the Premises are contained in the Lease. There are no side letters or other arrangements relating to the Lease or the Premises.


          3. The Lease has not been modified or amended, except as stated in paragraph 1, and the Lease is in full force and effect.


          4. The Lease contains, and Tenant has, no outstanding options or rights of first refusal to purchase the Premises, any part of the real property of which the Premises are a part, except as follows:
[if none, then so state].


          5. The term of the Lease commenced on               , 19  , and ends
on           , 19 . The Lease contains, and Tenant has, no outstanding options or rights to renew the Lease or extend the term, except as follows:
          [if none, then so state].


          6. The Lease contains, and Tenant has, no outstanding options or rights to expand or contract the Premises, except as follows:
(if none, then so state].


          7. The Lease contains, and Tenant has, no outstanding exclusives or other restrictions upon the providing and/or sale of goods or services by others
in or about the Shopping Mall, excepting only          [if none, then so state].


          8. Tenant has accepted occupancy of the entire Premises. Tenant has not sublet the Premises or any part thereof, and Tenant has not assigned any of its rights under the Lease. No party other than Tenant occupies any part of the Premises.


          9. Landlord has completed all tenant finish work and constructed all improvements, if any, required to be completed or constructed by Landlord, and Tenant has accepted all such tenant finish work and improvements. There are no payments owing at this time by Landlord to Tenant, including any tenant inducements such as payment of relocation expenses or costs of tenant finish work completed by Tenant.


          10. Landlord has performed all of its obligations under the Lease to date, and to Tenant's knowledge neither Landlord nor Tenant is in default under any term or condition of the Lease. To Tenant's knowledge, no condition exists, and no event has occurred, which, with the passage of time or the delivery of notice, will constitute a default by Landlord or Tenant. Tenant claims no defenses or counterclaims against the enforcement of the Lease by Landlord, and Tenant has no right exercisable at this time to cancel or terminate the Lease.

          11. The current fixed monthly rental payment by Tenant is $      ,
which is the full amount specified under the Lease. Tenant claims no offsets, credits, defenses or counterclaims against the payment of rentals. There are no rental abatements, rebates or reductions still in effect, except as folows:
            [if none, the so state]. Tenant has not made, and will not make, any payment of rental more than one month in advance.

          12.  Tenant has deposited $        with Landlord as a security deposit
[if none, then so state].

          13. This Certificate shall inure to the benefit of Buyer, its successors and assigns, and shall be binding upon Tenant and its successors and assigns.

          14.  The correct notice address of Tenant is contained in the Lease.

          15. Any exhibits attached hereto are by this reference incorporated herein. The term "Certificate" shall be considered to include all such exhibits.



Dated:         , 199
      ---------     -                 -----------------------------------------
                                                 (Name of Tenant)


                                      By:
                                         --------------------------------------

                                      Printed:
                                              ---------------------------------

                                      Title:
                                            -----------------------------------

                                  EXHIBIT "C"

                      GLENDALE CENTER 1998 CONTRACT LIST

Vendor/Contact Name               Type of Service/              Form of Contact            Monthly         Comm        Ending
                                      Contact                   (Rubin/Equity)              Amount         Date         Date
---------------------------------------------------------------------------------------------------------------------------------
ADT Security                      Security System                 Other:                  $ 4,489.00      12/18/96      12/18/01
P.O. Box 371967M                                                  ADT Contract            (Annually)
Pittsburgh, PA 15250-7967
---------------------------------------------------------------------------------------------------------------------------------
Amchem Labs (Achem Pest)          Pest Control Service            Rubin Contract         $   117.50        5/1/97       4/30/98
P.O. Box 489
Greenwood, IN 46142
(317) 889-1110
---------------------------------------------------------------------------------------------------------------------------------
Superior Supervac, Inc.           Parking Lot Sweeping            Rubin Contract         $ 1,400.00        3/1/98       2/28/99
8330 Alicen Pointe Trail
Indianapolis, IN 46250
(317) 000-0000
---------------------------------------------------------------------------------------------------------------------------------
Brickman Group, LTD               Ext. Landscape Svc.             Rubin Contract         $   19,340/ann
8910 Purdue Rd., Ste. 150                                                                $ 2,417.50/       3/1/97           MTM
Indianapolis, IN 46268                                                                     8 Months
(317) 879-0059
(317) 293-5590
---------------------------------------------------------------------------------------------------------------------------------
GE Capital Fleet Services         Lease of 1995 Jeep              Other:
P.O. Box 92696                    Cherokee Security Vehicle       GECFS Contract         $   483.01        6/1/95       5/31/99
Chicago, IL 60675-2696                                                                    per month
---------------------------------------------------------------------------------------------------------------------------------
Kopetsky's Hauling, Inc.          Snow Removal                    Rubin Contract            Per           9/22/97       9/31/98
7610 Lake Rd.                                                                             Project
Indianapolis, IN 46217                                                                     Basis
---------------------------------------------------------------------------------------------------------------------------------
Millar Elevator                   Elevator/Escalator Service      Equity Contract        $ 1,149.43        1/1/95           MTM
5545 W. Raymond
Indianapolis, IN 46241
(317) 247-9336
---------------------------------------------------------------------------------------------------------------------------------
Muzak                             Satellite Program/Service       Other:                 $   163.00        4/1/94       3/30/99
8645 Guion Rd #C                  w/2 channels                    Muzak
Indianapolis, IN 46268
(317) 471-7050
---------------------------------------------------------------------------------------------------------------------------------
Pagenet                           Lease and maintenance for       Other:                 $   231.47           n/a             ?
Two Meridian Plaza, Ste. 120      6 pagers                        (none on file)          Quarterly
10401 N. Meridian St.
Indianapolis, IN 46290
(317) 848-4400
---------------------------------------------------------------------------------------------------------------------------------
SMI Recycling                     Lease & Maint. on 2             Rubin Contract            Varies        9/23/97       9/30/98
832 Langsdale Ave.                compactors and monthly                                   with use
Indianapolis, IN 46202            hauling of rubbish
(317) 926-5492
---------------------------------------------------------------------------------------------------------------------------------
Sign Group, Inc.                  Lease & Maint. on EVA           Other:                 $ 4,383.75       11/1/92      11/30/98
5711 W. 73rd St.                                                  Sign Group Cont.
Indianapolis, IN 46278
(317) 293-6969
---------------------------------------------------------------------------------------------------------------------------------
Southeast Service Corp.           Housekeeping Contract           Equity Contract        $18,209.38        7/1/96           MTM
P.O. Box 19
Knoxville, TN 37901
---------------------------------------------------------------------------------------------------------------------------------
York International                Maint. of Carrier Equipment     Equity Contract        $ 1,760.74        1/1/97           MTM
8930 Bash St., Ste L              in Central Plant                                        Quarterly
Indianapolis, IN 46256
(317) 595-3050
---------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
PREIT-RUBIN, INC. RENT ROLL

GLENDALE MALL RENT ROLL AS OF DECEMBER 1997
====================================================================================================================================
                                                                              Minimum     Annualized
                                              Sqft         Lease     Lease      Rent        Minimum        Rent per     Minimum Rent
  186             Tenant Name      Unit     Occupied       Begin      End      Monthly        Rent        SQ FT/Year    Uptick Date
====================================================================================================================================
ADDED DIMENSIONS #520              1250       3,960       10/18/95  04/30/06   4,795.00     57,420.00        14.50        11/01/95
1-5 YR OPTION                                                                                                             05/01/01

ART WORKS #161                     1242       1,120       08/19/93  08/31/03   1,493.33     17,919.96        16.00        09/01/96
                                                                                                                          09/01/00


B. DALTON BOOKS #24                1218       5,060       06/29/93  01/31/06   9,276.67    111,320.04        22.00        02/01/97
                                                                                                                          02/01/99
                                                                                                                          02/01/01
                                                                                                                          02/01/04

BACHRACH #011                      1030       5,010       01/01/95  12/31/97   7,515.00     90,180.00        18.00        01/01/95

BLACK TIE FORMALWEAR               1082         963       07/01/96  12/31/97   1,284.00     15,408.00        16.00        01/01/95

CAPITOL JEWELRY                    1114       1,775       11/09/96  11/30/01     795.00      9,540.00         5.37        12/01/96

CHERYL AND CO. #9                  1026       1,431       10/20/90  01/31/01   5,962.50     71,550.00        50.00        01/01/94
                                                                                                                          01/01/98

CLAIRE'S BOUTIQUE #5866            1228         945       07/04/90  12/31/00   3,543.75     42,525.00        45.00        01/01/94
                                                                                                                          01/01/98

COMPAGNIE INT'L - LTD EXP          1048      10,351       11/19/92  11/30/02  15,526.50    186,318.00        18.00        12/01/95
NEW LEASE NOV 92 COMBINED UNIT                                                                                            12/01/99
 WITH #1050 + #1054

EASY SPIRIT                        1022       1,364       01/01/96  12/31/02   2,728.00     32,736.00        24.00        01/01/96
1-3 YR OPTION                                                                                                             01/01/99

ELECTRONIC BOUTIQUE #121           1010       1,670       03/15/89  12/31/98   2,783.33     33,399.96        20.00        01/01/96

FANNIE MAY CANDIES #607            1244         720       11/22/91  11/30/01   3,600.00     43,200.00        60.00        12/01/96

FOOTACTION USA                     1034       5,704       11/04/97  11/30/07   7,605.33     91,263.96        16.00        11/04/97
                                                                                                                          12/01/00
                                                                                                                          12/01/04

FOOTLOCKER #8044                   1064       4,817       11/19/93  11/30/03  10,416.67    125,000.04        25.95        12/01/93

GANTOS #150                        1222       6,412       01/01/89  01/31/02   7,480.67     89,768.04        14.00        04/01/97

GAP #2005                          1106       2,897       04/21/86  12/31/98   4,104.08     49,248.96        17.00        02/01/92

GENERAL CINEMA #515                  3P      23,949       08/01/67  07/31/97   3,416.67     41,000.04         1.71        08/01/97

GENERAL NUTRITION CENTER           1208       1,230       01/01/97  12/31/07   1,854.00     22,248.00        18.09        01/01/97
                                                                                                                          01/01/03

GLENDALE GRILL AND SALAD           1102       2,997       03/15/97  03/31/00       0.00          0.00         0.00        05/01/97
Pays 10% of Gross Sales

====================================================================================================================================

                                           Minimum Rent        CAM           CAM           RET           RET         MKT/OTHER
  186             Tenant Name               Uptick Amt       Monthly      SQ FT/Year     Monthly      SQ FT/Year      Monthly
====================================================================================================================================
ADDED DIMENSIONS #520                       4,785.00        1,001.50         3.03        750.00           2.27          396.00
1-5 YR OPTION                               5,115.00

ART WORKS #161                              1,493.33          566.00         6.06        212.00           2.27          441.87
                                            1,680.00

B. DALTON BOOKS #24                         9,276.67        2,097.00         4.97        661.00           1.57        2,392.99
                                           10,120.00
                                           10,963.33
                                           11,806.67

BACHRACH #011                               7,515.00        2,208.58         5.29        835.00           2.00        2,108.39

BLACK TIE FORMALWEAR                        1,284.00          427.00         5.32        173.00           2.16          470.76

CAPITOL JEWELRY                               795.00          294.15         1.99        104.41           0.71          283.55

CHERYL AND CO. #9                           5,962.50          600.00         5.03        199.00           1.67          403.29
                                            6,201.00

CLAIRE'S BOUTIQUE #5866                     3,543.75          429.00         5.45        164.00           2.08          624.50
                                            3,937.50

COMPAGNIE INT'L - LTD EXP                  15,526.50        3,648.00         4.23      1,695.00           1.97        3,607.58
NEW LEASE NOV 92 COMBINED UNIT             17,241.66
 WITH #1050 + #1054

EASY SPIRIT                                 2,728.00          620.62         5.46        237.00           2.09          531.94
1-3 YR OPTION                               3,069.00

ELECTRONIC BOUTIQUE #121                    2,783.33          740.00         5.32        299.00           2.15          818.54

FANNIE MAY CANDIES #607                     3,600.00          364.00         6.07        128.00           2.13          595.47

FOOTACTION USA                              7,605.33        3,084.91         6.49      1,121.78           2.36        1,217.05
                                            8,556.00
                                            9,506.67

FOOTLOCKER #8044                           10,416.67        2,262.00         5.64        912.00           2.27        2,232.09

GANTOS #150                                 7,480.67        2,669.00         5.00      1,115.00           2.09        2,008.28

GAP #2005                                   4,104.08        1,192.00         4.94        488.00           2.02        1,033.35

GENERAL CINEMA #515                         3,416.67        5,714.00         2.86          0.00           0.00          340.00

GENERAL NUTRITION CENTER                    1,854.00          556.20         5.43        189.52           1.85          588.58
                                            2,060.00

GLENDALE GRILL AND SALAD                        0.00            0.00         0.00          0.00           0.00            0.00
Pays 10% of Gross Sales

====================================================================================================================================

                                              MKT/OTHER           Gross Rents        Gross Rents
  186             Tenant Name                 SQ FT/Year          SQ FT/Year           Monthly
====================================================================================================================================
ADDED DIMENSIONS #520                            1.20                21.01             6,932.50
1-5 YR OPTION

ART WORKS #161                                   4.73                29.07             2,713.20



B. DALTON BOOKS #24                              5.68                34.22            14,427.66




BACHRACH #011                                    5.05                30.34            12,666.97

BLACK TIE FORMALWEAR                             5.87                29.34             2,354.76

CAPITOL JEWELRY                                  1.92                 9.99             1,477.11

CHERYL AND CO. #9                                3.38                60.08             7,164.79


CLAIRE'S BOUTIQUE #5866                          7.93                60.46             4,761.25


COMPAGNIE INT'L - LTD EXP                        4.18                23.38            24,477.08
NEW LEASE NOV 92 COMBINED UNIT
 WITH #1050 + #1054

EASY SPIRIT                                      4.68                36.22             4,117.56
1-3 YR OPTION

ELECTRONIC BOUTIQUE #121                         5.88                33.35             4,640.87

FANNIE MAY CANDIES #607                          9.92                78.12             4,687.47

FOOTACTION USA                                   2.56                27.41            13,029.07

FOOTLOCKER #8044                                 5.56                39.42            15,822.76

GANTOS #150                                      3.76                24.84            13,272.95

GAP #2005                                        4.28                28.24             6,817.43

GENERAL CINEMA #515                              0.17                 4.75             9,470.67

GENERAL NUTRITION CENTER                         5.74                31.11             3,188.30

GLENDALE GRILL AND SALAD                         0.00                 0.00                 0.00
Pays 10% of Gross Sales

====================================================================================================================================
PREIT-RUBIN, INC RENT ROLL

GLENDALE MALL RENT ROLL AS OF DECEMBER 1997
====================================================================================================================================
                                                                             Minimum     Annualized
                                              Sqft         Lease    Lease      Rent        Minimum        Rent per     Minimum Rent
  186       Tenant Name            Unit     Occupied       Begin     End      Monthly        Rent        SQ FT/Year    Uptick Date
====================================================================================================================================
         GOODMAN JEWELERS          1024       900         11/02/84   12/31/94   4,250.00     51,000.00        56.67        01/01/95
         Currently Month to
         Month Occupancy

         H & R BLOCK               1088       800         01/01/93    4/30/97     950.00     11,400.00        14.25        01/01/96
         Currently Month to
         Month Occupancy

         HOULIHAN'S                1232     9,282         01/17/95   01/31/06  11,547.00    138,564.00        14.93        04/01/95
         1-5 YR OPTION                                                                                                     02/01/98
                                                                                                                           02/01/02

         IMPERIAL SPORTS           1084     4,718         08/27/25   12/31/05   5,111.17     61,334.04        13.00        09/01/95
                                                                                                                           01/01/99
                                                                                                                           01/01/03
         INDIANAPOLIS RESEARCH CO.   42     1,035          08/08/94  08/31/01   1,035.00     12,420.00        12.00        09/01/97

         IUPUI - SOUTH             1080       800          01/15/96  05/14/02     583.33      6,999.96         8.75        06/01/96
                                                                                                                           05/01/02
         IUPUI - VILLAGE             86     3,505          08/01/93  05/31/99     300.00      3,600.00         1.03        01/01/93

         IUPUI - SOUTH              215     5,801          01/15/96  05/14/02       0.00          0.00         0.00        08/15/96
         CLASSROOM ARE

         KIMMEL SHOE REPAIR          92       560          01/01/97  12/31/98       0.00          0.00         0.00        04/01/97
         Pays 12% of Gross Sales

         L.A. NAILS                1210     1,440          08/24/94  08/31/99   2,280.00     27,360.00        19.00        09/01/96

         L.S. AYRES                1000   237,455          01/01/60  01/31/01  32,348.92    388.187.04         1.63        02/01/92
         1-18 : 3-30 YR OPTIONS

         LADY FOOTLOCKER #6461     1036     2,200          09/21/91  09/30/01   5,500.00     66,000.00        30.00        10/01/96

         LANE BRYANT #503          1086     4,345          11/11/85  01/31/97   5,375.00     64,500.00        14.84        01/01/93
         Currently Month to
         Month Occupancy

         LAZARUS                   1200   165,614          01/01/60  01/31/01  21,445.62    257,347.44         1.55        01/01/92
         1-18 : 3-30 YR OPTIONS

         LECHTERS HOUSEWARES #836  1074     3,973          02/24/89  01/31/00   5,297.33     63,567.96        16.00        02/01/96

         LENSCRAFTERS OPTIQUE #006 1056     1,098          07/08/94  12/31/98   4,583.33     54,999.96        50.09        01/01/97

         LIMITED #887              1042     8,494          07/01/93  06/30/08  12,741.00    152,892.00        18.00        07/01/93
                                                                                                                           07/01/98
                                                                                                                           07/01/03

         LUCA PIZZA                  90     1,765          04/04/94  04/30/04   2,941.67     35,300.04        20.00        05/01/97
                                                                                                                           05/01/00
         MAGNA PHOTO #150          1238       692          01/01/94  12/31/00   2,537.33     30,447.96        44.00        01/01/97

         MASTERCUTS FAMILY HAIRCUT 1212     1,088          09/10/96  09/03/06   2,266.67     27,200.04        25.00        10/01/96
                                                                                                                           10/01/99
                                                                                                                           10/01/03
====================================================================================================================================
                                         Minimum Rent        CAM           CAM           RET           RET         MKT/OTHER
  186        Tenant Name                  Uptick Amt       Monthly      SQ FT/Year     Monthly      SQ FT/Year      Monthly
====================================================================================================================================
         GOODMAN JEWELERS              4,250.00            302.00          4.03        125.00           1.67          523.41
         Currently Month to
         Month Occupancy

         H & R BLOCK                     950.00            405.00          6.08        152.00           2.28          491.29
         Currently Month to
         Month Occupancy

         HOULIHAN'S                   11,547.00          4,161.00          5.38      1,633.00           2.14        1,973.35
         1-5 YR OPTION                12,380.33
                                      13,213.67

         IMPERIAL SPORTS               5,111.17          2,077.00          5.28        821.00           2.09        1,628.54
                                       5,504.33
                                       6,290.67

         INDIANAPOLIS RESEARCH CO.     1,035.00            261.50          3.02        196.00           2.27          365.32

         IUPUI - SOUTH                   583.33              0.00          0.00          0.00           0.00            0.00
                                         263.44

         IUPUI - VILLAGE                 300.00              0.00          0.00          0.00           0.00            0.00

         IUPUI - SOUTH                     0.00              0.00          0.00          0.00           0.00            0.00
         CLASSROOM ARE

         KIMMEL SHOE REPAIR                0.00              0.00          0.00          0.00           0.00            0.00
         Pays 12% of Gross Sales

         L.A. NAILS                    2,280.00            728.00          6.07        273.00           2.28          738.59

         L.S. AYRES                   32,348.92         39,575.83          2.00          0.00           0.00       11,268.40
         1-18 : 3-30 YR OPTIONS

         LADY FOOTLOCKER #6461         5,500.00            969.00          5.29        392.00           2.14        1,534.99

         LANE BRYANT #503              5,375.00          1,455.00          4.02        605.00           1.67        1,309.82
         Currently Month to
         Month Occupancy

         LAZARUS                      21,445.62          27,62.33          2.00          0.00           0.00        9,478.00
         1-18 : 3-30 YR OPTIONS

         LECHTERS HOUSEWARES #836      5,297.33          1,559.00          4.71        564.00           1.70          927.97

         LENSCRAFTERS OPTIQUE #006     4,583.33            450.20          4.92        153.00           1.67          529.97

         LIMITED #887                 12,741.00          2,741.00          3.87      1,391.00           1.97        2,929.32
                                      13,448.83
                                      14,156.67

         LUCA PIZZA                    2,941.67            893.00          6.07        334.00           2.27          920.90
                                       3,382.92
         MAGNA PHOTO #150              2,537.33            300.00          5.20        124.00           2.15          367.44

         MASTERCUTS FAMILY HAIRCUT     2,266.67            526.77          5.81        206.00           2.27          573.01
                                       2,448.00
                                       2,629.33
====================================================================================================================================
                                         MKT/OTHER           Gross Rents        Gross Rents
  186         Tenant Name                SQ FT/Year          SQ FT/Year           Monthly
====================================================================================================================================
         GOODMAN JEWELERS                  6.98               69.34              5,200.41
         Currently Month to
         Month Occupancy

         H & R BLOCK                       7.37               29.97              1,998.29
         Currently Month to
         Month Occupancy

         HOULIHAN'S                        2.55                25.00            19,366.35
         1-5 YR OPTION


         IMPERIAL SPORTS                   4.14               24.51              9,637.71



         INDIANAPOLIS RESEARCH CO.         4.24               19.54              1,857.82

         IUPUI - SOUTH                     0.00                8.75                583.33


         IUPUI - VILLAGE                   0.00                1.03                300.00

         IUPUI - SOUTH                     0.00                0.00                  0.00
         CLASSROOM ARE

         KIMMEL SHOE REPAIR                0.00                0.00                  0.00
         Pays 12% of Gross Sales

         L.A. NAILS                        6.15               33.50              4,019.59

         L.S. AYRES                        0.57                4.20             83,193.15
         1-18 : 3-30 YR OPTIONS

         LADY FOOTLOCKER #6461             8.37               45.80              8,395.99

         LANE BRYANT #503                  3.62               24.15              8,744.82
         Currently Month to
         Month Occupancy

         LAZARUS                           0.69                4.24             58,525.95
         1-18 : 3-30 YR OPTIONS

         LECHTERS HOUSEWARES #836          2.80               25.21              8,347.79

         LENSCRAFTERS OPTIQUE #006         5.97               62.48              5,716.50

         LIMITED #887                      4.14               27.98             19,802.32

         UCA PIZZA                         6.26               34.60              5,089.57

         MAGNA PHOTO #150                  6.37               57.72              3,328.77

         MASTERCUTS FAMILY HAIRCUT         6.32               39.40              3,572.45

====================================================================================================================================
PREIT-RUBIN, INC. RENT ROLL

GLENDALE MALL RENT ROLL AS OF DECEMBER 1997
====================================================================================================================================
                                                                             Minimum     Annualized
                                              Sqft         Lease    Lease      Rent        Minimum        Rent per     Minimum Rent
  186             Tenant Name      Unit     Occupied       Begin     End      Monthly        Rent        SQ FT/Year    Uptick Date
====================================================================================================================================
      NAT'L CITY ATM                IA        50         01/01/94   12/31/98  1,000.00    12,000.00          240.00      01/01/94

      NAT'L CITY DRIVE              IF     3,586         01/01/94   12/31/98  1,195.33    14,343.96            4.00      01/01/94

      NAT'L CITY MAIN             1264     4,212         01/01/94   12/31/98  5,967.00    71,604.00           17.00      01/01/94

      NINE WEST #2005             1206     1,100         05/05/92   01/31/03      0.00         0.00            0.00      06/01/96
      Pays 6% of Gross Sales

      PAUL HARRIS #2553           1038     3,584         03/01/90   03/31/00  7,916.67    95,000.04           26.51      04/01/97

      PAYLESS SHOESOURCE #5119    1028     2,600         10/01/94   09/30/04  3,900.00    46,800.00           18.00      10/01/94

      QUALITY OPTICAL              398       977         11/01/96   12/31/00    445.00     5,340.00            5.47      11/01/96

      RACK ROOM SHOES #204        1110     5,362         04/13/94   04/30/04  5,362.00    64,344.00           12.00      05/01/94

      RADIO SHACK #01-6709-2      1016     2,500         11/19/90   06/30/00  3,750.00    45,000.00           18.00      06/01/97

      SAM GOODY #129              1044     5,589         09/06/93   01/31/04 10,712.25   128,547.00           23.00      02/01/97
                                                                                                                         02/01/01

      SMITH BRIDENSTINE OPTICIA   1240     1,192         01/01/95   12/31/01  3,973.33    47,679.96           40.00      01/01/95

      TACO BELL #3300               2P     3,000         05/20/86   04/30/06    529.00     6,349.00            2.12      07/01/96
      (Ground Lease)                                                                                                     05/01/01

      THINGS REMEMBERED #808        IK       240         01/01/94   12/31/98  1,833.33    21,999.96           91.67      02/01/92

      THIS END UP #119            1076       680         12/18/85   01/31/98  1,530.00    18,360.00           27.00      01/01/94

      TOLLE'S HOUSE               1006     4,091         04/01/93   12/31/97      0.00         0.00            0.00      04/01/93
      Pays the Lesser of $1,000
      per month or 10% of Gross
      Sales Includes 450 Sq Ft

      TRADE SECRET                1018     1,085         08/24/93   08/31/03  1,627.50    19,530.00           18.00      09/01/95
                                                                                                                         09/01/00

      UNICEF                        81       433         11/01/96   10/31/99    300.00     3,600.00            8.31      12/01/96

      VAN AUSDALL & FARRAR          2K       192         11/24/95   11/30/98  1,583.33    18,999.96           98.96      12/01/96
                                                                                                                         12/01/97

      VICTORIA'S SECRET #54       1060     6,378         04/20/93   08/31/03  9,035.50   108,426.00           17.00      09/01/96
                                                                                                                         09/01/00

      WOODEN KEY #22              1068     3,763         04/13/96   01/31/06  3,763.00    45,156.00           12.00      06/01/96
                                                                                                                         02/01/01
                                                                                                                         02/01/04
      Vacant Unit                   74       636
      Vacant Unit                   78     2,910
      Vacant Unit                   80       836
      Vacant Unit                   82     2,605
      Vacant Unit                   94       735


====================================================================================================================================
                                           Minimum Rent        CAM           CAM           RET           RET         MKT/OTHER
  186             Tenant Name               Uptick Amt       Monthly      SQ FT/Year     Monthly      SQ FT/Year      Monthly
====================================================================================================================================
     NAT'L CITY ATM                           1,000.00        25.00             6.00         9.00           2.16         196.94

     NAT'L CITY DRIVE                         1,195.33     1,434.00             4.80       643.00           2.15           0.00

     NAT'L CITY MAIN                          5,967.00     2,130.00             6.07       798.00           2.27       2,021.99

     NINE WEST #2005                              0.00         0.00             0.00         0.00           0.00         297.33
     Pays 6% of Gross Sales

     PAUL HARRIS #2553                        7,916.67     1,165.00             3.90       499.00           1.67       1,323.94

     PAYLESS SHOESOURCE #5119                 3,900.00     1,147.00             5.29       452.00           2.09       1,072.68

     QUALITY OPTICAL                            445.00         0.00             0.00         0.00           0.00          23.00

     RACK ROOM SHOES #204                     5,362.00     2,404.00             5.38       956.00           2.14       2,279.29

     RADIO SHACK #01-6709-2                   3,750.00       928.00             4.45       348.00           1.67         987.69

     SAM GOODY #129                          10,712.25     2,219.00             4.76       820.00           1.76       2,589.80
                                             11,643.75
    SMITH BRIDENSTINE OPTICIA                 3,973.33       503.00             5.06       226.00           2.28         644.60

    TACO BELL #3300 (Ground Lease)              529.00         0.00             0.00         0.00           0.00           0.00
                                                608.35
    THINGS REMEMBERED #808                    1,833.33       268.00            13.40        41.75           2.09         254.18

    THIS END UP #119                          1,530.00       228.00             4.02        95.00           1.68         424.38

    TOLLE'S HOUSE                                 0.00         0.00             0.00         0.00           0.00           0.00
    Pays the Lesser of $1,000 per month or
    10% of Gross Sales Includes 450 Sq Ft

    TRADE SECRET                              1,627.50       450.00             4.98       178.00           1.97         624.99
                                              1,808.33

    UNICEF                                      300.00         0.00             0.00         0.00           0.00           0.00

    VAN AUSDALL & FARRAR                      1,583.33        93.07             5.82       115.00           7.19         103.20
                                              1,666.67

    VICTORIA'S SECRET #54                     9,035.50     2,058.00             3.87     1,044.00           1.96       1,818.74
                                              9,567.00

    WOODEN KEY #22                            3,763.00     1,687.00             5.38       712.00           2.27       1,708.06
                                              4,546.96
                                              5,330.92

    Vacant Unit
    Vacant Unit
    Vacant Unit
    Vacant Unit
    Vacant Unit

=================================================================================================
                                              MKT/OTHER           Gross Rents        Gross Rents
  186             Tenant Name                 SQ FT/Year          SQ FT/Year           Monthly
=================================================================================================
     NAT'L CITY ATM                              47.27              295.43            1,230.94

     NAT'L CITY DRIVE                             0.00               10.95            3,272.33

     NAT'L CITY MAIN                              5.76               31.10           10,916.99

     NINE WEST #2005                              3.24                3.24              297.33
     Pays 6% of Gross Sales

     PAUL HARRIS #2553                            4.43               36.51           10,904.61

     PAYLESS SHOESOURCE #5119                     4.95               30.33            6,571.68

     QUALITY OPTICAL                              0.28                5.75              468.00

     RACK ROOM SHOES #204                         5.10               24.62           11,001.29

     RADIO SHACK #01-6709-2                       4.74               28.87            6,013.69

     SAM GOODY #129                               5.56               35.09           16,341.05

     SMITH BRIDENSTINE OPTICIA                    6.49               53.83            5,346.93

     TACO BELL #3300 (Ground Lease)               0.00                2.12              529.00

     THINGS REMEMBERED #808                      12.26              119.41            2,388.26

     THIS END UP #119                             7.49               40.19            2,277.38

     TOLLE'S HOUSE                                0.00                0.00                0.00
     Pays the Lesser of $1,000 per month or
     10% of Gross Sales Includes 450 Sq Ft

     TRADE SECRET                                 6.91               31.86            2,880.49

     UNICEF                                       0.00                8.31              300.00

     VAN AUSDALL & FARRAR                         6.45              118.41            1,894.60

     VICTORIA'S SECRET #54                        3.42               26.26           13,956.24

     WOODEN KEY #22                               5.45               25.10            7,870.06

     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit

====================================================================================================================================
PREIT-RUBIN, INC. RENT ROLL

GLENDALE MALL RENT ROLL AS OF DECEMBER 1997
====================================================================================================================================
                                                                             Minimum     Annualized
                                              Sqft         Lease    Lease      Rent        Minimum        Rent per     Minimum Rent
  186             Tenant Name      Unit     Occupied       Begin     End      Monthly        Rent        SQ FT/Year    Uptick Date
====================================================================================================================================

   Vacant Unit                       1002        5,371
   Vacant Unit                       1008        2,100
   Vacant Unit                       1014        2,410
   Vacant Unit                       1020        1,050
   Vacant Unit                       1058        1,640
   Vacant Unit                       1070        1,240
   Vacant Unit                       1090        1,845
   Vacant Unit                       1100       12,347
   Vacant Unit                       1202          306
   Vacant Unit                       1204          823
   Vacant Unit                       1214        7,860
   Vacant Unit                       1226          760
   Vacant Unit                       1230          935
   Vacant Unit                       1234        1,080
   Vacant Unit                       1236          150
   Vacant Unit                       1246        3,930
   Vacant Unit                       1251        3,070
   Vacant Unit                       1252          620
   Vacant Unit                       1254        6,630
   Vacant Unit                       1258        1,000
   Vacant Unit                       1260        2,760
   Vacant Unit                       1262          560
                                             ---------                       --------------     ---------------
             Total_Sqft Occupied:              654,763         Totals            279,687.11        3,356,245.32
                                                                             ==============     ===============
          Grand Total_Sqft Occupied:           588,554

====================================================================================================================================
                                           Minimum Rent        CAM           CAM           RET           RET         MKT/OTHER
  186             Tenant Name               Uptick Amt       Monthly      SQ FT/Year     Monthly      SQ FT/Year      Monthly
====================================================================================================================================
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
   Vacant Unit
                                           ------------                                   -----------                -----------
                                             478,834.11                                     23,211.46                  72,015.85
                                           ============                                   ===========                ===========
====================================================================================================================================
                                              MKT/OTHER           Gross Rents        Gross Rents
  186             Tenant Name                 SQ FT/Year          SQ FT/Year           Monthly
====================================================================================================================================
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
     Vacant Unit
                                                                                     --------------
                                                                                         504,134.08
                                                                                     ==============

EXHIBIT "E"                        [Location Map Appears Here]

                              EXHIBIT F
                              ---------



                   LANDLORD'S ESTOPPEL CERTIFICATE
                   -------------------------------



Re:
   -------------------------


Gentlemen:


                         , as Landlord (the "Landlord"), entered into a lease
(the "Lease") with the undersigned, as tenant, dated       , 19  , for certain
space (the "Premises") located in the aforementioned shopping center.

Knowing that you or your successors and assigns and all parties having any interest in the Premises are relying upon the accuracy of the information contained herein, the undersigned certifies as follows:

1. The Lease is in full force and effect, and Tenant is in actual possession of the Premises.

2. The Lease has not been modified, supplemented or amended in any way, except as indicated therein or by the following agreements:

3. All work required by the Lease to be performed by the Landlord as of the date hereof has been completed and is in accordance with the provisions of the Lease.

4. The undersigned has received no written claim from Tenant for any offset, set-off, rebate, concession, abatement or defense against or with respect to rent, additional rent or other sums payable under the terms of the Lease.

5. There are no defaults under the terms of the Lease by the undersigned, and to its knowledge, there are no defaults by Tenant under the Lease.

6. To the undersigned's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, will constitute a default under the terms of the Lease.


Very truly yours,


By:                                 Date:
   ---------------------------           --------------------------
     Authorized signatory

                             EXHIBIT "G"



                        List of Litigation Matters
                        --------------------------



1. Miriam Riley and Walter Riley v. Glendale Center and Southeast Service Corporation, Marion Superior Court, State of Indiana, County of Marion, Cause No. 49D12-9710-CT-1524

2. Choung Oun Lee, formerly known as Oak Cha Lee and Ok Cha Lee v. Indianapolis Mall Associates, an Indiana general partnership (d/b/a The Glendale Mall), First Capital Income Properties, Ltd.-Series X, a Florida limited partnership, First Capital Income Properties, Ltd.-Series IX, a Florida limited partnership, First Capital Financial Corporation and Equity Properties and Development Limited Partnership, an Illinois limited partnership, Marion Superior Court, State of Indiana, County of Marion, Cause No. 49C01-9611-CT-2546

3. Michael Joseph and Stephen Alexander vs. Indianapolis Mall Associates, d/b/a Glendale Shopping Center and Glendale Mall; Equity Properties & Development Corporation; First Capital Financial Corporation; First Capital Income Properties - Ltd. Series IX Florida Limited Partnership; City of Indianapolis; Indianapolis Police Department; Sergeant Robert Holt; and, Unidentified Indianapolis Police Officers (John Does), United States District Court for the Southern District of Indiana, Case No. IP97-1247-C-M/S

4. Equity Properties & Development Limited Partnership, an Illinois limited partnership as agent for landlord by SC Management, Inc., an Illinois corporation v. Smith Bridenstine Opticians, Inc., Marion Superior Court, State of Indiana, County of Marion, Cause No. 49D01-9802-CT-170